Exhibit 4.1

NEXTERA ENERGY OPERATING PARTNERS, LP

TO

THE BANK OF NEW YORK MELLON,
as Trustee

________________

Indenture
(For Unsecured Senior Debt Securities)

Dated as of September 25, 2017

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

EXHIBITS
Exhibit A    Form of Subsidiary Guarantee Agreement
Exhibit B    Form of Parent Guarantee Agreement

NEXTERA ENERGY PARTNERS, LP

Reconciliation and tie between Trust Indenture Act of 1939
and Indenture, dated as of September 25, 2017

Trust Indenture Act Section		Indenture Section

§310	(a)(1)	909
	(a)(2)	909
	(a)(3)	914(b)
	(a)(4)	Not Applicable
	(a)(5)	909
	(b)	908
		910
§311	(a)	913
	(b)	913
§312	(a)	1001
	(b)	1001
	(c)	1001
§313	(a)	1002
	(b)	1002
	(c)	1002
	(d)	1002
§314	(a)	1002
	(a)(4)	605
	(b)	Not Applicable
	(c)(1)	103
	(c)(2)	103
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	103
§315	(a)	901
		903
	(b)	902
	(c)	901
	(d)	901
	(e)	814
§316	(a)	812
		813
	(a)(1)(A)	802
		812
	(a)(1)(B)	813
	(a)(2)	Not Applicable
	(b)	808
	(c)	105(g)
§317	(a)(1)	803
	(a)(2)	804
	(b)	603
§318	(a)	108

INDENTURE, dated as of September 25, 2017, between NEXTERA ENERGY OPERATING PARTNERS, LP, a limited partnership duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 700 Universe Boulevard, Juno Beach, Florida 33408, and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its principal corporate trust office at 101 Barclay Street, New York, New York 10286, as Trustee (herein called the “Trustee”).
RECITAL OF THE COMPANY
The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured senior debentures, notes or other evidences of indebtedness (herein called the “Securities”), in an unlimited aggregate principal amount to be issued in one or more series as contemplated herein; and all acts necessary to make this Indenture a valid agreement of the Company have been performed.
For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used herein shall have the meanings assigned to them in ARTICLE One of this Indenture.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:
ARTICLE ONE

Definitions and Other Provisions of General Application
SECTION 101.    Rules of Construction; Definitions.
For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(a)    the terms defined in this ARTICLE have the meanings assigned to them in this ARTICLE and include the plural as well as the singular;
(b)    all terms used herein without definition which are defined in the Trust Indenture Act, either directly or by reference therein, or defined by a Commission rule under the Trust Indenture Act, have the meanings assigned to them therein;
(c)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP in the United States, and, except as otherwise herein expressly provided, the term “GAAP” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation or, at the election of the Company from time to time, at the date of the execution and delivery of this Indenture; provided, however, that in determining GAAP applicable to the Company, the Company shall, to the extent required, conform to any order, rule or regulation of any administrative agency, regulatory authority or other governmental body having jurisdiction over the Company; and
(d)    the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular ARTICLE, Section or other subdivision.
Certain terms, used principally in ARTICLE Nine, are defined in that ARTICLE.
“Act”, when used with respect to any Holder of a Security, has the meaning specified in Section 105.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management or policies of such Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings.
“Applicable Law” means, as to any Person, any law, rule, regulation, ordinance or treaty, or any determination, ruling or other directive by or from a court, arbitrator, governmental authority, independent system operator, or any other entity succeeding thereto, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.
“Authenticating Agent” means any Person (other than the Company or an Affiliate of the Company) authorized by the Trustee to act on behalf of the Trustee to authenticate one or more series of Securities.
“Authorized Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the President, any Vice President, the Treasurer, the Corporate Secretary, any Assistant Treasurer, the Secretary, any Assistant Secretary or any other duly authorized officer of the Company.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficial Ownership,” "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

“Board of Directors” means:
(1)    with respect to NEP, either the board of directors of NEP or any committee thereof duly authorized to act in respect of matters relating to the Guarantee Agreements or this Indenture;
(2)    with respect to the Company and any other partnership other than NEP, the board of directors of the general partner of the partnership (or the board of directors of the partnership or any committee thereof duly authorized to act on behalf of such board, if any, serving a similar function);
(3)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(4)    with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(5)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day”, when used with respect to a Place of Payment or any other particular location specified in the Securities or this Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in such Place of Payment or other location are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified as contemplated by Section 301.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Code” has the meaning specified in Section 116.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the date of execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body, if any, performing such duties at such time.
“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Authorized Officer and delivered to the Trustee.
“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution and delivery of this Indenture is located at 101 Barclay Street, New York, New York 10286.
“Corporation” means a corporation, association, company, limited liability company, joint stock company or business trust.
“Defaulted Interest” has the meaning specified in Section 307.
“Definitive Security” means a Security other than a Global Security or a temporary Security.
“Depositary” means The Depository Trust Company, or any successor thereto.
“Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 802. The term “interest” with respect to a Discount Security means interest, if any, borne by such Security at a Stated Interest Rate.
“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.
“Eligible Obligations” means:
(a)    with respect to Securities denominated in Dollars, Government Obligations; or
(b)    with respect to Securities denominated in a currency other than Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Securities, as contemplated by Section 301.
“Event of Default” has the meaning specified in Section 801.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FATCA” has the meaning specified in Section 116.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that if any operating lease would be re-characterized as a capital lease due to changes in the accounting treatment of such operating leases under GAAP since the issue date of the applicable series of Securities, then solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on the issue date of the applicable series of Securities.
“Global Security” means a Security in global form that evidences all or part of a series of Securities and is authenticated and delivered to, and registered in the name of, the Depositary for the Securities of such series or its nominee.
“Government Obligations” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States and entitled to the benefit of the full faith and credit thereof; and
(b)    certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company (which may include the Trustee or any Paying Agent) subject to Federal or state supervision or examination with a combined capital and surplus of at least $50,000,000; and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.
“Governmental Authority” means the government of the United States or of any State or Territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any of the foregoing, or any department, agency, authority or other instrumentality of any of the foregoing.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Guarantee Agreement” means, with respect to a series of Securities, a guarantee agreement entered into between the applicable guarantor and the guarantee trustee for such series of Securities, pursuant to which such guarantor will guarantee the Obligations of the Company under this Indenture and such series of Securities pursuant to the terms of this Indenture, the form of which will be either Exhibit A or Exhibit B, as applicable, to this Indenture.
“Guarantor” means each of:
(1)    NEP, until such time as it is released pursuant to the provisions of this Indenture and NEP’s Guarantee Agreement; and
(2)    NextEra US Holdings until such time as it is released pursuant to the provisions of this Indenture and NextEra US Holdings’ Guarantee Agreement; and
(3)     any other Person that executes a Guarantee Agreement in respect of the Securities of any series in accordance with the provisions of this Indenture or the Guarantee Agreements, and their respective successors and assigns.
“Holder” means a Person in whose name a Security is registered in the Security Register.
“Indenture” means this instrument as originally executed and delivered and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto, Board Resolutions and Officer’s Certificates entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 301.
“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in such Security or in this Indenture, whether at the Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise.
“NEP” means NextEra Energy Partners, LP, a Delaware limited partnership.
“NextEra US Holdings” means NextEra Energy US Partners Holdings, LLC, a Delaware limited liability company.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities (including Guarantees) payable under the documentation governing any indebtedness.

“Officer’s Certificate” means a certificate signed by an Authorized Officer and delivered to the Trustee.
“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, or other counsel acceptable to the Trustee.
“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
(a)    Securities theretofore canceled or delivered to the Security Registrar for cancellation;
(b)    Securities deemed to have been paid in accordance with Section 701; and
(c)    Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such Securities are held by a bona fide purchaser or purchasers in whose hands such Securities are valid obligations of the Company; provided, however, that in determining whether or not the Holders of the requisite principal amount of the Securities Outstanding under this Indenture, or the Outstanding Securities of any series or Tranche, have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders of Securities,
(x)    Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor (unless the Company, such Affiliate or such obligor owns all Securities Outstanding under this Indenture, or all Outstanding Securities of each such series and each such Tranche, as the case may be, determined without regard to this clause (x)) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Securities which the Trustee knows to be so owned shall be so disregarded; provided, however, that Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor;
(y)    the principal amount of a Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 802; and
(z)    the principal amount of any Security which is denominated in a currency other than Dollars or in a composite currency that shall be deemed to be Outstanding for such purposes shall be the amount of Dollars which could have been purchased by the principal amount (or, in the case of a Discount Security, the Dollar equivalent on the date determined as set forth below of the amount determined as provided in (y) above) of such currency or composite currency evidenced by such Security, in each such case certified to the Trustee in an Officer’s Certificate, based (i) on the average of the mean of the buying and selling spot rates quoted by three banks which are members of the New York Clearing House Association selected by the Company in effect at 11:00 A.M. (New York time) in The City of New York on the fifth Business Day preceding any such determination or (ii) if on such fifth Business Day it shall not be possible or practicable to obtain such quotations from such three banks, on such other quotations or alternative methods of determination which shall be as consistent as practicable with the method set forth in (i) above;
provided, further, that, in the case of any Security the principal of which is payable from time to time without presentment or surrender, the principal amount of such Security that shall be deemed to be Outstanding at any time for all purposes of this Indenture shall be the original principal amount thereof less the aggregate amount of principal thereof theretofore paid.
“Paying Agent” means any Person, including the Company, authorized by the Company to pay the principal of and premium, if any, or interest, if any, on any Securities on behalf of the Company.
“Periodic Offering” means an offering of Securities of a series from time to time any or all of the specific terms of which Securities, including without limitation the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities.
“Person” means any individual, Corporation, partnership, joint venture, trust, other business entity, or unincorporated organization or any Governmental Authority.
“Place of Payment”, when used with respect to the Securities of any series, or any Tranche thereof, means the place or places, specified as contemplated by Section 301, at which, subject to Section 602, principal of and premium, if any, and interest, if any, on the Securities of such series or Tranche are payable.
“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed (to the extent lawful) to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.
“Required Currency” has the meaning specified in Section 311.
“Responsible Officer”, when used with respect to the Trustee, means any vice-president, any assistant vice-president, any assistant secretary, senior associate, associate, any assistant treasurer, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any securities authenticated and delivered under this Indenture.
“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.
“Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 307.
“Stated Interest Rate” means a rate (whether fixed or variable) at which an obligation by its terms is stated to bear simple interest. Any calculation or other determination to be made under this Indenture by reference to the Stated Interest Rate on a Security shall be made without regard to the effective interest cost to the Company of such Security and without regard to the Stated Interest Rate on, or the effective cost to the Company of, any other indebtedness in respect of which the Company’s obligations are evidenced or secured in whole or in part by such Security.
“Stated Maturity”, when used with respect to any obligation or any installment of principal thereof or interest thereon, means the date on which the principal of such obligation or such installment of principal or interest is stated in such Security to be due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).

“Subsidiary” means, with respect to any specified Person:
(1)    any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)    any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
For the avoidance of doubt, references to the Subsidiaries of NEP shall be deemed to include the Issuer and its Subsidiaries regardless of the voting power of the Issuer’s Capital Stock held by NEP.
“Tranche” means a group of Securities that (a) are of the same series and (b) have identical terms except as to principal amount and/or date of issuance.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.
“Trust Indenture Act” means, as of any time, the Trust Indenture Act of 1939, as amended, or any successor statute, as in effect at such time.
“United States” means the United States of America, its Territories, its possessions and other areas subject to its political jurisdiction.
“Wholly Owned Subsidiary” means, with respect to any specified Person, a direct or indirect Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which is at the time owned by such Person or by one or more Wholly Owned Subsidiaries of such Person; provided that, for purposes of this definition, the Issuer and its Wholly Owned Subsidiaries shall be considered Wholly Owned Subsidiaries of NEP.
SECTION 102.    Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:
“indenture securities” means the Securities.

“indenture security holder” means a Holder.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Trustee.
“obligor” on the indenture securities means the Company or any other obligor on the indenture securities.
SECTION 103.    Compliance Certificates and Opinions.
Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(a)    a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)    a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.
SECTION 104.    Form of Documents Delivered to Trustee.
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Officer’s Certificate or opinion are based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officer’s Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Indenture to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or bad faith. Without limiting the generality of the foregoing, any Securities issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefits of this Indenture equally and ratably with all other Outstanding Securities, except as aforesaid.
SECTION 105.    Acts of Holders.
(a)    Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of ARTICLE Thirteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 901) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 1306.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof or may be proved in any other manner which the Trustee and the Company deem sufficient. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority.
(c)    The principal amount (except as otherwise contemplated in clause (y) of the first proviso to the definition of Outstanding) and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.
(d)    Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
(e)    Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of principal amount of Securities for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder may be revoked with respect to any or all of such Securities by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.
(f)    Securities of any series, or any Tranche thereof, authenticated and delivered after any Act of Holders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of Holders. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.

(g)    If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, by Company Order, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, election, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date.
SECTION 106.    Notices, Etc. to Trustee and Company.
Subject to Section 903(b), any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company, or the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered personally to an officer or other responsible employee of the addressee, or transmitted by facsimile transmission or other direct written electronic means to such telephone number or other electronic communications address as the parties hereto shall from time to time designate, or transmitted by registered mail, charges prepaid, to the applicable address set opposite such party’s name below or to such other address as either party hereto may from time to time designate:

If to the Trustee, to:
The Bank of New York Mellon 101 Barclay Street New York, New York 10286 Attention: Corporate Trust Administration Telecopy: (212) 815-5915
If to the Company, to:
NextEra Energy Operating Partners, LP 700 Universe Boulevard Juno Beach, Florida 33408 Attention: Treasurer Telephone: (561) 694-6204 Telecopy: (561) 694-3707

Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission or other direct written electronic means, on the date of transmission, and if transmitted by registered mail, on the date of receipt.
SECTION 107.    Notice to Holders; Waiver.
Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given, and shall be deemed given, to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.
Any notice required by this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
Notwithstanding any other provision of this Indenture, any Guarantee Agreement or any Security, where this Indenture, any Guarantee Agreement or any Security provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary, including by electronic mail in accordance with rules and procedures of the Depositary.
SECTION 108.    Conflict with Trust Indenture Act.
If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by, or is otherwise governed by, any of the provisions of the Trust Indenture Act, such other provision shall control; and if any provision hereof otherwise conflicts with the Trust Indenture Act, the Trust Indenture Act shall control.

SECTION 109.    Effect of Headings and Table of Contents.
The ARTICLE and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.
SECTION 110.    Successors and Assigns.
All covenants and agreements in this Indenture by the Company and Trustee shall bind their respective successors and assigns, whether so expressed or not.
SECTION 111.    Separability Clause.
In case any provision in this Indenture or the Securities shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 112.    Benefits of Indenture.
Nothing in this Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.
SECTION 113.    Waiver of Jury Trial.
EACH OF THE COMPANY AND THE TRUSTEE AND EACH HOLDER AND BENEFICIAL OWNER BY ITS ACCEPTANCE OF THE SECURITY (OR BENEFICIAL INTEREST THEREIN) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY.
SECTION 114.    Governing Law.
This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.
SECTION 115.    Legal Holidays.
In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision in Securities of any series, or any Tranche thereof, or in the Board Resolution or Officer’s Certificate which establishes the terms of the Securities of such series or Tranche, which specifically states that such provision shall apply in lieu of this Section)

payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment, with the same force and effect, and in the same amount, as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.
SECTION 116.    Foreign Account Tax Compliance Act (FATCA).
The Company agrees (i) to provide the Trustee with such reasonable information as it has in its possession to enable the Trustee to determine whether any payments pursuant to this Indenture are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“FATCA”), and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with FATCA, for which the Trustee shall not have any liability.

ARTICLE TWO

Security Forms
SECTION 201.    Forms Generally.
The definitive Securities of each series shall be in substantially the form or forms thereof established in the indenture supplemental hereto establishing such series or in a Board Resolution establishing such series, or in an Officer’s Certificate pursuant to such supplemental indenture or Board Resolution, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form or forms of Securities of any series are established in a Board Resolution or in an Officer’s Certificate pursuant to a Board Resolution, such Board Resolution and Officer’s Certificate, if any, shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.
Unless otherwise specified as contemplated by Sections 301 or 1201(g), the Securities of each series shall be issuable in registered form without coupons. The definitive Securities shall be produced in such manner as shall be determined by the officers executing such Securities, as evidenced by their execution thereof.

SECTION 202.    Global Securities.
Every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.
If Securities of a series are issuable in whole or in part in the form of one or more Global Securities, as specified as contemplated by Section 301, then, notwithstanding clause (i) of Section 301 and the provisions of Section 302, any Global Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased, as the case may be, to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any reduction or increase in the amount, of Outstanding Securities represented thereby shall be made in such manner and upon instructions given by such Person or Persons as shall be specified therein or in a Company Order. Subject to the provisions of Section 303, Section 304 and Section 305, the Trustee shall deliver and redeliver any Global Security in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. Any instructions by the Company with respect to endorsement or delivery or redelivery of a Global Security shall be in a Company Order (which need not comply with Section 103 and need not be accompanied by an Opinion of Counsel).
The provisions of the last sentence of Section 303 shall apply to any Security represented by a Global Security if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Global Security together with a Company Order (which need not comply with Section 103 and need not be accompanied by an Opinion of Counsel) with regard to the reduction or increase, as the case may be, in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

SECTION 203.    Form of Trustee’s Certificate of Authentication.
The Trustee’s certificate of authentication shall be in substantially the form set forth below:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee By: ___________________________________ Authorized Signatory
ARTICLE THREE

The Securities

SECTION 301.    Amount Unlimited; Issuable in Series.
The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
The Securities may be issued in one or more series. Subject to the last paragraph of this Section, prior to the authentication and delivery of Securities of any series there shall be established by specification in a supplemental indenture or in a Board Resolution, or in an Officer’s Certificate pursuant to a supplemental indenture or a Board Resolution:
(a)    the title of the Securities of such series (which shall distinguish the Securities of such series from Securities of all other series);
(b)    any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 304, 305, 306, 406 or 1206 and, except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);
(c)    the Person or Persons (without specific identification) to whom interest on Securities of such series, or any Tranche thereof, shall be payable on any Interest Payment Date, if other than the Persons in whose names such Securities (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest;

(d)    the date or dates on which the principal of the Securities of such series or any Tranche thereof, is payable or any formulary or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension);
(e)    the rate or rates at which the Securities of such series, or any Tranche thereof, shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest, if different from the rate or rates at which such Securities shall bear interest prior to Maturity, and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any formulary or other method or other means by which such rate or rates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise; the date or dates from which such interest shall accrue; the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on such Securities on any Interest Payment Date; and the basis of computation of interest, if other than as provided in Section 310;
(f)    the place or places at which or methods by which (1) the principal of and premium, if any, and interest, if any, on Securities of such series, or any Tranche thereof, shall be payable, (2) registration of transfer of Securities of such series, or any Tranche thereof, may be effected, (3) exchanges of Securities of such series, or any Tranche thereof, may be effected and (4) notices and demands to or upon the Company in respect of the Securities of such series, or any Tranche thereof, and this Indenture may be served; the Security Registrar and any Paying Agent or Agents for such series or Tranche; and if such is the case, that the principal of such Securities shall be payable without presentment or surrender thereof;
(g)    the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the Securities of such series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company and any restrictions on such redemptions, including but not limited to a restriction on a partial redemption by the Company of the Securities of any series, or any Tranche thereof, resulting in delisting of such Securities from any national exchange;
(h)    the obligation or obligations, if any, of the Company to redeem or purchase the Securities of such series, or any Tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of Section 404 in the case of mandatory redemption or redemption at the option of the Holder;

(i)    the denominations in which Securities of such series, or any Tranche thereof, shall be issuable if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;
(j)    the currency or currencies, including composite currencies, in which payment of the principal of and premium, if any, and interest, if any, on the Securities of such series, or any Tranche thereof, shall be payable (if other than in Dollars);
(k)    if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;
(l)    if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formulary or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made;
(m)    if and as applicable, that the Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the Depositary or Depositaries for such Global Security or Global Securities and any circumstances other than those set forth in Section 305 in which any such Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than the Depositary for such Global Security or a nominee thereof and in which any such transfer may be registered;
(n)    if the amount payable in respect of principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, may be determined with reference to an index or other fact or event ascertainable outside of this Indenture, the manner in which such amounts shall be determined to the extent not established pursuant to clause (e) of this paragraph;
(o)    if other than the principal amount thereof, the portion of the principal amount of Securities of such series, or any Tranche thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 802;
(p)    any Events of Default, in addition to those specified in Section 801, with respect to the Securities of such series, and any covenants of the Company and/or any Guarantor, if applicable, for the benefit of the Holders of the Securities of such series, or any Tranche thereof, in addition to those set forth in ARTICLE Six;

(q)    the terms, if any, pursuant to which the Securities of such series, or any Tranche thereof, may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;
(r)    the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of the Securities of such series, or any Tranche thereof, denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company’s indebtedness in respect of such Securities after the satisfaction and discharge thereof as provided in Section 701;
(s)    if the Securities of such series, or any Tranche thereof, are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such Securities to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form and (iii) any and all other matters incidental to such Securities;
(t)    if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;
(u)    to the extent not established pursuant to clause (s) of this paragraph, any limitations on the rights of the Holders of the Securities of such Series, or any Tranche thereof, to transfer or exchange such Securities or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of Securities of such series, or any Tranche thereof, the amount or terms thereof;
(v)    any exceptions to Section 115, or variation in the definition of Business Day, with respect to the Securities of such series, or any Tranche thereof;
(w)    any collateral security, assurance or guarantee for the Securities of such series; and
(x)    any other terms of the Securities of such series, or any Tranche thereof, not inconsistent with the provisions of this Indenture.
With respect to Securities of a series subject to a Periodic Offering, the indenture supplemental hereto or the Board Resolution which establishes such series, or the Officer’s Certificate pursuant to such supplemental indenture or Board Resolution, as the case may be, may provide general terms or parameters for Securities of such series and provide either that the specific terms of Securities of such series, or any Tranche thereof, shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with procedures specified in a Company Order as contemplated by clause (b) of Section 303.

If any such additional series or Tranches of Securities are not fungible with the Securities initially issued hereunder for US federal income tax purposes or securities law purposes, the Securities of such additional series or Tranche shall have a separate CUSIP number.
SECTION 302.    Denominations.
Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, the Securities of each series shall be issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
SECTION 303.    Execution, Authentication, Delivery and Dating.
Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, the Securities shall be executed on behalf of the Company by an Authorized Officer and may have the corporate seal of the Company affixed thereto or reproduced thereon and attested by any other Authorized Officer. The signature of any or all of these officers on the Securities may be manual, facsimile or pdf.
Securities bearing the manual, facsimile or pdf signatures of individuals who were at the time of execution Authorized Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
The Trustee shall authenticate and deliver Securities of a series, for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of:
(a)    the instrument or instruments establishing the form or forms and terms of such series, as provided in Sections 201 and 301;
(b)    a Company Order requesting the authentication and delivery of such Securities and to the extent that the terms of such Securities shall not have been established in an indenture supplemental hereto or in a Board Resolution, or in an Officer’s Certificate pursuant to a supplemental indenture or Board Resolution, all as contemplated by Sections 201 and 301, either (i) establishing such terms or (ii) in the case of Securities of a series subject to a Periodic Offering, specifying procedures, acceptable to the Trustee, by which such terms are to be established (which procedures may provide, to the extent acceptable to the Trustee, for authentication and delivery pursuant to oral or electronic instructions from the Company or any agent or agents thereof, which oral instructions are to be promptly confirmed electronically or in writing), in either case in accordance with the instrument or instruments delivered pursuant to clause (a) above;
(c)    the Securities of such series, executed on behalf of the Company by an Authorized Officer;

(d)    an Opinion of Counsel to the effect that:
(i)    the form or forms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;
(ii)    the terms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture; and
(iii)    such Securities, when authenticated and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued under this Indenture and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by this Indenture, and enforceable in accordance with their terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors’ rights, including, without limitation, bankruptcy and insolvency laws and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication of such Securities (provided that such Opinion of Counsel addresses the authentication and delivery of all Securities of such series) and that in lieu of the opinions described in clauses (ii) and (iii) above Counsel may opine that:
(x)    when the terms of such Securities shall have been established pursuant to a Company Order or Orders or pursuant to such procedures (acceptable to the Trustee) as may be specified from time to time by a Company Order or Orders, all as contemplated by and in accordance with the instrument or instruments delivered pursuant to clause (a) above, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Indenture; and
(y)    such Securities, when authenticated and delivered by the Trustee in accordance with this Indenture and the Company Order or Orders or specified procedures referred to in paragraph (x) above and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued under this Indenture and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture, and enforceable in accordance with their terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors’ rights, including, without limitation, bankruptcy and insolvency laws and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

With respect to Securities of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and other documents delivered pursuant to Sections 201 and 301 and this Section, as applicable, at or prior to the time of the first authentication of Securities of such series unless and until such opinion or other documents have been superseded or revoked or expire by their terms. In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company’s instructions to authenticate and deliver such Securities do not violate any rules, regulations or orders of any Governmental Authority having jurisdiction over the Company.
If the form or terms of the Securities of any series have been established by or pursuant to a Board Resolution or an Officer’s Certificate as permitted by Sections 201 or 301, the Trustee shall not be required to authenticate such Securities if the issuance of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, each Security shall be dated the date of its authentication.
Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, no Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or an Authenticating Agent by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder to the Company, or any Person acting on its behalf, but shall never have been issued and sold by the Company, and the Company shall deliver such Security to the Security Registrar for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 103 and need not be accompanied by an Officer’s Certificate and an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits hereof.
SECTION 304.    Temporary Securities.
Pending the preparation of definitive Securities of any series, or any Tranche thereof, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities; provided, however, that temporary Securities need not recite specific redemption, sinking fund, conversion or exchange provisions.
Unless otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, after the preparation of definitive Securities of such series or Tranche, the temporary Securities of such series or Tranche shall be exchangeable, without charge to the Holder thereof, for definitive Securities of such series or Tranche upon surrender of such temporary Securities at the office or agency of the Company maintained pursuant to Section 602 in a Place of Payment for such Securities. Upon such surrender of temporary Securities, the Company shall, except as aforesaid, execute and the Trustee shall authenticate and deliver in exchange therefor definitive Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.
Until exchanged in full as hereinabove provided, temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and Tranche and of like tenor authenticated and delivered hereunder.
SECTION 305.    Registration, Registration of Transfer and Exchange.
The Company shall cause to be kept in each office designated pursuant to Section 602, with respect to the Securities of each series or any Tranche thereof, a register (all registers kept in accordance with this Section being collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities of such series or Tranche and the registration of transfer thereof. The Company shall designate one Person to maintain the Security Register for the Securities of each series on a consolidated basis, and such Person is referred to herein, with respect to such series, as the “Security Registrar.” Anything herein to the contrary notwithstanding, the Company may designate one or more of its offices as an office in which a register with respect to the Securities of one or more series, or any Tranche or Tranches thereof, shall be maintained, and the Company may designate itself the Security Registrar with respect to one or more of such series. The Security Register shall be open for inspection by the Trustee and the Company at all reasonable times.
Except as otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, upon surrender for registration of transfer of any Security of such series or Tranche at the office or agency of the Company maintained pursuant to Section 602 in a Place of Payment for such series or Tranche, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

Except as otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, any Security of such series or Tranche (except a Global Security) may be exchanged at the option of the Holder, for one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
All Securities delivered upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Security Registrar, as the case may be, duly executed by the Holder thereof or his attorney duly authorized in writing.
Unless otherwise specified as contemplated by Section 301 with respect to Securities of any series, or any Tranche thereof, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 406 or 1206 not involving any transfer.
The Company shall not be required to execute or to provide for the registration of transfer of or the exchange of (a) Securities of any series, or any Tranche thereof, during a period of 15 days immediately preceding the date notice is to be given identifying the serial numbers of the Securities of such series or Tranche called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
Notwithstanding any other provisions of this Indenture and except as otherwise specified with respect to any particular series of Securities as contemplated by Section 301, a Global Security representing all or a portion of the Securities of a series may not be transferred, except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary. Every Security authenticated and delivered upon registration of, transfer of, or in exchange for or in lieu of, a Global Security shall be a Global Security except as provided in the two paragraphs immediately following.
If at any time the Depositary for any Securities of a series represented by one or more Global Securities notifies the Company that it is unwilling or unable to continue as Depositary for such

Securities or if at any time the Depositary for such Securities shall no longer be eligible to continue as Depositary under Section 301 or ceases to be a clearing agency registered under the Exchange Act, the Company shall appoint a successor Depositary with respect to such Securities. If a successor Depositary for such Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election pursuant to Section 301 that such Securities be represented by one or more Global Securities shall no longer be effective and the Company will execute and the Trustee, upon receipt of a Company Order for the authentication and delivery of Definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Securities in exchange for such Global Security or Securities registered in the names of such Persons as the Depositary shall direct.
If specified by the Company pursuant to Section 301 with respect to Securities represented by a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for Securities of the same series and tenor in definitive registered form on such terms as are acceptable to the Company, the Trustee and such Depositary. Thereupon, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Securities in definitive registered form, shall authenticate and deliver, without service charge:
(a) to the Person specified by such Depositary a new Security or Securities of the same series and tenor, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and
(b) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities authenticated and delivered pursuant to clause (a) above.
Every Person who takes or holds any beneficial interest in a Global Security agrees that:
(i) the Company and the Trustee may deal with the Depositary as sole owner of the Global Security and as the authorized representative of such Person;
(ii) such Person’s rights in the Global Security shall be exercised only through the Depositary and shall be limited to those rights established by law and agreement between such Person and the Depositary and/or direct and indirect participants of the Depositary;
(iii) the Depositary and its participants make book-entry transfers of Beneficial Ownership among, and receive and transmit distributions of the principal of (and premium, if any) and interest on the Global Securities to, such Persons in accordance with their own procedures; and

(iv) none of the Company, the Trustee, nor any agent of any of them will have any responsibility or liability for any aspect of the records relating to or payments made on account of Beneficial Ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such Beneficial Ownership interests.
SECTION 306.    Mutilated, Destroyed, Lost and Stolen Securities.
If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Security and (b) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security is held by a Person purporting to be the owner of such Security, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone other than the Holder of such new Security, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
SECTION 307.    Payment of Interest; Interest Rights Preserved.
Unless otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.
Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the related Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:
(a)    The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a date (herein called a “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall promptly cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at the address of such Holder as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date.
(b)    The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
SECTION 308.    Persons Deemed Owners.
Prior to the due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections 305 and 307) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee and any agent of any thereof as the owner of such Global Security for all purposes whatsoever.
SECTION 309.    Cancellation by Security Registrar.
All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Security Registrar, be delivered to the Security Registrar and, if not theretofore canceled, shall be promptly canceled by the Security Registrar. The Company may at any time deliver to the Security Registrar for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or which the Company shall not have issued and sold, and all Securities so delivered shall be promptly canceled by the Security Registrar. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Security Registrar shall be disposed of in accordance with the customary procedures of the Security Registrar as at the time of disposition shall be in effect, and the Security Registrar shall promptly deliver a certificate of disposition to the Trustee and the Company unless, by a Company Order delivered to the Security Registrar and the Trustee, the Company shall direct that canceled Securities be returned to it. The Security Registrar shall promptly deliver evidence of any cancellation of a Security in accordance with this Section 309 to the Trustee and the Company.
SECTION 310.    Computation of Interest.
Except as otherwise specified as contemplated by Section 301 for Securities of any series, or any Tranche thereof, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed in such period.

SECTION 311.    Payment to Be in Proper Currency.
In the case of the Securities of any series, or any Tranche thereof, denominated in any currency other than Dollars or in a composite currency (the “Required Currency”), except as otherwise specified with respect to such Securities as contemplated by Section 301, the obligation of the Company to make any payment of the principal thereof, or the premium, if any, or interest, if any, thereon, shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is in a currency other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such currency for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor except in the case of its negligence or willful misconduct.
ARTICLE FOUR

Redemption of Securities

SECTION 401.    Applicability of ARTICLE.
Securities of any series, or any Tranche thereof, which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of such series or Tranche) in accordance with this ARTICLE.
SECTION 402.    Election to Redeem; Notice to Trustee.
The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or an Officer’s Certificate. The Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of such Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.
SECTION 403.    Selection of Securities to Be Redeemed.
If less than all the Securities of any series, or any Tranche thereof, are to be redeemed, the particular Securities to be redeemed shall, if such Securities are in the form of Definitive Securities, be selected by the Security Registrar from the Outstanding Securities of such series or Tranche not previously called for redemption, by such method as shall be provided for any particular series or Tranche, or in the absence of any such provision, by such method as the Security Registrar shall deem fair and appropriate, and, if such Securities are in the form of Global Securities, shall be selected in accordance with the procedures of the Depositary, which, in each case, may provide for redemptions of portions of the principal amount of Securities of such series or Tranche of a denomination larger than the minimum authorized denomination for Securities of such series or Tranche, so long as the unredeemed portion is equal to the minimum authorized denomination for Securities of such series or Tranche or any integral multiple of $1,000 in excess thereof; provided, however, that if, as indicated in an Officer’s Certificate, the Company shall have offered to purchase all or any principal amount of the Securities then Outstanding of any series, or any Tranche thereof, and less than all of such Securities as to which such offer was made shall have been tendered to the Company for such purchase, the Company may, if permitted by the terms of such Securities or any Tranche thereof, redeem all or any principal amount of such Securities which have not been so tendered in accordance with Section 402.
The Security Registrar shall promptly notify the Company and the Trustee in writing of the Securities selected for redemption and, in the case of any Securities selected to be redeemed in part, the principal amount thereof to be redeemed.
For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.
SECTION 404.    Notice of Redemption.
Notice of redemption shall be given in the manner provided in Section 107 to the Holders of the Securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date.
Except as otherwise specified as contemplated by Section 301 for Securities of any series, or any Tranche thereof, all notices of redemption shall state:
(a)    the Redemption Date,
(b)    the Redemption Price, or the formula pursuant to which the Redemption Price is to be determined if the Redemption Price cannot be determined at the time the notice is given,
(c)    if less than all the Securities of any series or Tranche are to be redeemed, the identification of the particular Securities to be redeemed and the portion of the principal amount of any Security to be redeemed in part,
(d)    that on the Redemption Date the Redemption Price, together with accrued interest, if any, to the Redemption Date, will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(e)    the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any, unless it shall have been specified as contemplated by Section 301 with respect to such Securities that such surrender shall not be required,
(f)    that the redemption is for a sinking or other fund, if such is the case,
(g)    the CUSIP numbers, if any, assigned to such Securities; provided, however, that such notice may state that no representation is made as to the correctness of CUSIP numbers, and the redemption of such Securities shall not be affected by any defect in or omission of such numbers, and
(h)    such other matters as the Company shall deem desirable or appropriate.
Unless otherwise specified with respect to any Securities in accordance with Section 301, with respect to any notice of redemption of Securities at the election of the Company, unless, upon the giving of such notice, such Securities shall be deemed to have been paid in accordance with Section 701, such notice may state that such redemption shall be conditional upon the receipt by the Paying Agent or Agents for such Securities, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Securities and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Securities. In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made, and the Paying Agent or Agents for the Securities otherwise to have been redeemed shall promptly return to the Holders thereof any of such Securities which had been surrendered for payment upon such redemption.
Notice of redemption of Securities to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, at the Company’s request, by the Security Registrar in the name and at the expense of the Company. Notice of mandatory redemption of Securities shall be given by the Security Registrar in the name and at the expense of the Company.
SECTION 405.    Securities Payable on Redemption Date.
Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Securities or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities or portions thereof, if interest-bearing, shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security or portion thereof shall be paid by the Company at the

Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that no such surrender shall be a condition to such payment if so specified as contemplated by Section 301 with respect to such Security; and provided, further, that except as otherwise specified as contemplated by Section 301 with respect to such Security, any installment of interest on any Security the Stated Maturity of which installment is on or prior to the Redemption Date shall be payable to the Holder of such Security, or one or more Predecessor Securities, registered as such at the close of business on the related Regular Record Date according to the terms of such Security and subject to the provisions of Section 307.
SECTION 406.    Securities Redeemed in Part.
Upon the surrender of any Security which is to be redeemed only in part at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series and Tranche, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, or, in the case of a Global Note, the Company shall instruct the Security Registrar to decrease such Global Note by the principal amount of the purchased portion of the Security surrendered.

ARTICLE FIVE

Sinking Funds

SECTION 501.    Applicability of ARTICLE.
The provisions of this ARTICLE shall be applicable to any sinking fund for the retirement of the Securities of any series, or any Tranche thereof, except as otherwise specified as contemplated by Section 301 for Securities of such series or Tranche.
The minimum amount of any sinking fund payment provided for by the terms of Securities of any series, or any Tranche thereof, is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series, or any Tranche thereof, is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, or any Tranche thereof, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 502. Each sinking fund payment shall be applied to the redemption of Securities of the series or Tranche in respect of which it was made as provided for by the terms of such Securities.

SECTION 502.    Satisfaction of Sinking Fund Payments with Securities.
The Company (a) may deliver to the Trustee Outstanding Securities (other than any previously called for redemption) of a series or Tranche in respect of which a mandatory sinking fund payment is to be made and (b) may apply as a credit Securities of such series or Tranche which have been (i) redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities or (ii) repurchased by the Company in the open market, by tender offer or otherwise, in each case in satisfaction of all or any part of such mandatory sinking fund payment; provided, however, that no Securities shall be applied in satisfaction of a mandatory sinking fund payment if such Securities shall have been previously so applied. Securities so applied shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.
SECTION 503.    Redemption of Securities for Sinking Fund.
Not less than 45 days prior to each sinking fund payment date for the Securities of any series, or any Tranche thereof, the Company shall deliver to the Trustee an Officer’s Certificate specifying:
(a)    the amount of the next succeeding mandatory sinking fund payment for such series or Tranche;
(b)    the amount, if any, of the optional sinking fund payment to be made together with such mandatory sinking fund payment;
(c)    the aggregate sinking fund payment;
(d)    the portion, if any, of such aggregate sinking fund payment which is to be satisfied by the payment of cash; and
(e)    the portion, if any, of such aggregate sinking fund payment which is to be satisfied by delivering and crediting Securities of such series or Tranche pursuant to Section 502 and stating the basis for such credit and that such Securities have not previously been so credited, and the Company shall also deliver to the Trustee not later than 45 days prior to such sinking fund payment date, any Securities to be so delivered.
If the Company shall not deliver such Officer’s Certificate, the next succeeding sinking fund payment for such series or Tranche shall be made entirely in cash in the amount of the mandatory sinking fund payment. Not less than 40 days before each such sinking fund payment date, the Securities to be redeemed upon such sinking fund payment date shall be selected in the manner specified in Section 403 and the Company shall cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 404. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 405 and 406.

ARTICLE SIX

Covenants

SECTION 601.    Payment of Principal, Premium and Interest.
The Company shall pay the principal of and premium, if any, and interest, if any, on the Securities of each series in accordance with the terms of such Securities and this Indenture.
SECTION 602.    Maintenance of Office or Agency.
The Company shall maintain in each Place of Payment for the Securities of each series, or any Tranche thereof, an office or agency where payment of such Securities shall be made, where the registration of transfer or exchange of such Securities may be effected and where notices and demands to or upon the Company in respect of such Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency and prompt notice to the Holders of any such change in the manner specified in Section 107. If at any time the Company shall fail to maintain any such required office or agency in respect of Securities of any series, or any Tranche thereof, or shall fail to furnish the Trustee with the address thereof, payment of such Securities shall be made, registration of transfer or exchange thereof may be effected and notices and demands in respect thereof may be served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent for all such purposes in any such event.
The Company may also from time to time designate one or more other offices or agencies with respect to the Securities of one or more series, or any Tranche thereof, for any or all of the foregoing purposes and may from time to time rescind such designations; provided, however, that, unless otherwise specified as contemplated by Section 301 with respect to the Securities of such series or Tranche, no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes in each Place of Payment for such Securities in accordance with the requirements set forth above. The Company shall give prompt written notice to the Trustee, and prompt notice to the Holders in the manner specified in Section 107, of any such designation or rescission and of any change in the location of any such other office or agency.
Anything herein to the contrary notwithstanding, any office or agency required by this Section may be maintained at an office of the Company, in which event the Company shall perform all functions to be performed at such office or agency.

SECTION 603.    Money for Securities Payments to Be Held in Trust.
If the Company shall at any time act as its own Paying Agent with respect to the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on any of such Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Company shall promptly notify the Trustee of any failure by the Company (or any other obligor on such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities.
Whenever the Company shall have one or more Paying Agents for the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on such Securities, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of any failure by it so to act.
The Company shall cause each Paying Agent for the Securities of any series, or any Tranche thereof, other than the Company or the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:
(a)    hold all sums held by it for the payment of the principal of and premium, if any, or interest, if any, on such Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
(b)    give the Trustee notice of any failure by the Company (or any other obligor upon such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities; and
(c)    at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and furnish to the Trustee such information as it possesses regarding the names and addresses of the Persons entitled to such sums.
The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, if so stated in a Company Order delivered to the Trustee, in accordance with the provisions of ARTICLE Seven; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest, if any, has become due and payable shall be paid to the Company on Company Request, or, if then held by the Company, shall be discharged from such trust; and, upon such payment or discharge, the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, may at the expense of the Company either cause to be (i) published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, New York City, or (ii) mailed to the last known Holders of the applicable Securities, on one occasion only, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Company.
SECTION 604.    Corporate Existence.
Subject to the rights of the Company under ARTICLE Eleven, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
SECTION 605.    Annual Officer’s Certificate as to Compliance.
Annually, within 120 days after the close of each fiscal year beginning with the first fiscal year during which one or more series of Securities are Outstanding, the Company will deliver to the Trustee a brief certificate (which need not include the statements set forth in Section 103) from the principal executive officer, the principal financial officer or the principal accounting officer of the Company, as to such officer’s knowledge of the Company’s compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under this Indenture.
SECTION 606.    Waiver of Certain Covenants.
The Company may omit in any particular instance to comply with any term, provision or condition set forth in (a) Section 602 or any additional covenant or restriction specified with respect to the Securities of any series, or any Tranche thereof, as contemplated by Section 301 (other than any covenant or restriction relating to the payment of principal of or premium, if any, or interest, if any, on any Security) if before the time for such compliance the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches with respect to which compliance with Section 602 or such additional covenant or restriction is to be omitted, considered as one class, shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition and (b) Section 604 or ARTICLE Eleven if before the time for such compliance the Holders of a majority in principal amount of Securities Outstanding under this Indenture shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition; but, in the case of (a) or (b), no such waiver shall extend to or affect such term, provision or condition or additional covenant or restriction except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition or covenant or restriction shall remain in full force and effect.
ARTICLE SEVEN

Satisfaction and Discharge

SECTION 701.    Satisfaction and Discharge of Securities.
Subject to Section 702, any Security or Securities, or any portion of the principal amount thereof, shall be deemed to have been paid for all purposes of this Indenture, and the entire indebtedness of the Company in respect thereof shall be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust:
(a)    money in an amount which shall be sufficient, or
(b)    in the case of a deposit made prior to the Maturity of such Securities or portions thereof, Eligible Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, shall be sufficient, or
(c)    a combination of (a) or (b) which shall be sufficient,
to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof on or prior to Maturity; provided, however, that in the case of the provision for payment or redemption of less than all the Securities of any series or Tranche, such Securities or portions thereof shall have been selected as provided herein and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee; and provided, further, that the Company shall have delivered to the Trustee and such Paying Agent:
(x)    if such deposit shall have been made prior to the Maturity of such Securities, a Company Order stating that the money and Eligible Obligations deposited in accordance with this Section shall be held in trust, as provided in Section 703;

(y)    if Eligible Obligations shall have been deposited, an Opinion of Counsel that the obligations so deposited constitute Eligible Obligations and do not contain provisions permitting the redemption or other prepayment at the option of the issuer thereof, and an opinion of an independent public accountant of nationally recognized standing, selected by the Company, to the effect that the requirements set forth in clause (b) above have been satisfied; and
(z)    if such deposit shall have been made prior to the Maturity of such Securities, an Officer’s Certificate stating the Company’s intention that, upon delivery of such Officer’s Certificate, its indebtedness in respect of such Securities or portions thereof will have been satisfied and discharged as contemplated in this Section;
provided, that no Default with respect to the outstanding series of such Securities has occurred and is continuing at the time of such deposit after giving effect to the deposit; provided, however, that any Event of Default resulting from (i) any borrowing of funds by the Company to be applied to such deposit and (ii) the grant of any security interest or lien securing such borrowing of funds shall not prevent the Company from exercising the rights of satisfaction and discharge in this Section.
Upon the deposit of money or Eligible Obligations, or both, in accordance with this Section, together with the documents required by clauses (x), (y) and (z) above, the Trustee shall, upon receipt of a Company Request, acknowledge in writing that the Security or Securities or portions thereof with respect to which such deposit was made are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect thereof has been satisfied and discharged as contemplated in this Section. In the event that all of the conditions set forth in the preceding paragraph shall have been satisfied in respect of any Securities or portions thereof except that, for any reason, the Officer’s Certificate specified in clause (z) shall not have been delivered, such Securities or portions thereof shall nevertheless be deemed to have been paid for all purposes of this Indenture, and the Holders of such Securities or portions thereof shall nevertheless be no longer entitled to the benefits of this Indenture or of any of the covenants of the Company under ARTICLE Six (except the covenants contained in Sections 602, 603 and 604) or any other covenants made in respect of such Securities or portions thereof as contemplated by Section 301, but the indebtedness of the Company in respect of such Securities or portions thereof shall not be deemed to have been satisfied and discharged prior to Maturity for any other purpose, and the Holders of such Securities or portions thereof shall continue to be entitled to look to the Company for payment of the indebtedness represented thereby; and, upon Company Request, the Trustee shall acknowledge in writing that such Securities or portions thereof are deemed to have been paid for all purposes of this Indenture.
If payment at Stated Maturity of less than all of the Securities of any series, or any Tranche thereof, is to be provided for in the manner and with the effect provided in this Section, such Securities, or portions of principal amount thereof, shall be selected in the manner specified by Section 403 for selection for redemption of less than all the Securities of a series or Tranche.

In the event that Securities which shall be deemed to have been paid for purposes of this Indenture, and, if such is the case, in respect of which the Company’s indebtedness shall have been satisfied and discharged, all as provided in this Section do not mature and are not to be redeemed within the 60 day period commencing with the date of the deposit of moneys or Eligible Obligations, as aforesaid, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Securities, to the Holders of such Securities to the effect that such deposit has been made and the effect thereof.
Notwithstanding that any Securities shall be deemed to have been paid for purposes of this Indenture, as aforesaid, the (i) obligations of the Company and the Trustee in respect of such Securities under Sections 304, 305, 306, 403, 404, 406, 503 (as to notice of redemption), 602, 603, 907, 909, 910 and 915 and this ARTICLE Seven shall survive and (ii) the rights of the Holders of such Securities to receive out of the amounts so deposited payments of principal, premium, if any, and interest, if any, and the Redemption Price, if applicable, when due shall survive.
The Company shall pay, and shall indemnify the Trustee or any Paying Agent with which Eligible Obligations shall have been deposited as provided in this Section against, any tax, fee or other charge imposed on or assessed against such Eligible Obligations or the principal or interest received in respect of such Eligible Obligations, including, but not limited to, any such tax payable by any entity deemed, for tax purposes, to have been created as a result of such deposit.
Anything herein to the contrary notwithstanding, (a) if, at any time after a Security would be deemed to have been paid for purposes of this Indenture, and, if such is the case, the Company’s indebtedness in respect thereof would be deemed to have been satisfied or discharged, pursuant to this Section (without regard to the provisions of this paragraph), the Trustee or any Paying Agent, as the case may be, shall be required to return the money or Eligible Obligations, or combination thereof, deposited with it as aforesaid to the Company or its representative under any applicable Federal or State bankruptcy, insolvency or other similar law, such Security shall thereupon be deemed retroactively not to have been paid and any satisfaction and discharge of the Company’s indebtedness in respect thereof shall retroactively be deemed not to have been effected, and such Security shall be deemed to remain Outstanding and (b) any satisfaction and discharge of the Company’s indebtedness in respect of any Security shall be subject to the provisions of the last paragraph of Section 603.
SECTION 702.    Satisfaction and Discharge of Indenture.
This Indenture shall upon Company Request cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:
(a)    no Securities remain Outstanding hereunder; or

(b)    all Securities that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing or other delivery of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in Dollars, non-callable Eligible Obligations, or a combination of cash in Dollars and non-callable Eligible Obligations, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire debt on the Securities not delivered to the Trustee for cancellation for principal, premium and accrued interest to the maturity date or Redemption Date;
provided, however, that if, in accordance with the last paragraph of Section 701, any Security, previously deemed to have been paid for purposes of this Indenture, shall be deemed (including pursuant to the proviso in the next sentence) retroactively not to have been so paid, this Indenture shall thereupon be deemed retroactively not to have been satisfied and discharged, as aforesaid, and to remain in full force and effect, and the Company shall execute and deliver such instruments as the Trustee shall reasonably request to evidence and acknowledge the same.
With respect to any redemption that requires the payment of an amount in excess of 100% of the principal amount of the Securities of such series to be redeemed, the amount deposited pursuant to this Section shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Redemption Price of the Securities of such series to be redeemed calculated as of the date of the notice of redemption, provided that any deficit as of the Redemption Date is deposited with the Trustee on or prior to the Redemption Date.
Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the (i) obligations of the Company and the Trustee under Sections 304, 305, 306, 403, 404, 406, 503 (as to notice of redemption), 602, 603, 907, 909, 910 and 915 and this ARTICLE Seven shall survive and (ii) the rights of the Holders of such Securities to receive out of the amounts so deposited payments of principal, premium, if any, and interest, if any, and the Redemption Price, if applicable, when due shall survive.
Upon satisfaction and discharge of this Indenture as provided in this Section, the Trustee shall assign, transfer and turn over to the Company, subject to the lien provided by Section 907, any and all money, securities and other property then held by the Trustee for the benefit of the Holders of the Securities other than money and Eligible Obligations held by the Trustee pursuant to Section 704.
SECTION 703.    Conditions to Legal Defeasance.
In order to exercise the defeasance under Section 701, the Company must deliver to the Trustee an Opinion of Counsel confirming that:
(a)    the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)    since the date on which the applicable Outstanding Securities were issued, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the applicable Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, and in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;
SECTION 704.    Application of Trust Money.
Neither the Eligible Obligations nor the money deposited pursuant to Section 701, nor the principal or interest payments on any such Eligible Obligations, shall be withdrawn or used for any purpose other than, and such Eligible Obligations and money deposited and the principal and interest payments on any such Eligible Obligations shall be held in trust for, the payment of the principal of and premium, if any, and interest, if any, on the Securities or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 603; provided, however, that, so long as there shall not have occurred and be continuing an Event of Default, any cash received from such principal or interest payments on such Eligible Obligations, if not then needed for such purpose, shall, to the extent practicable, be invested in Eligible Obligations of the type described in clause (b) in the first paragraph of Section 701 maturing at such times and in such amounts as shall be sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received, free and clear of any trust, lien or pledge under this Indenture except the lien provided by Section 907; and provided, further, that, so long as there shall not have occurred and be continuing an Event of Default, any moneys held in accordance with this Section on the Maturity of all such Securities in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such Securities shall be paid over to the Company free and clear of any trust, lien or pledge under this Indenture except the lien provided by Section 907; and provided, further, that if an Event of Default shall have occurred and be continuing, moneys to be paid over to the Company pursuant to this Section shall be held until such Event of Default shall have been waived or cured.
ARTICLE EIGHT
Events of Default; Remedies
SECTION 801.    Events of Default.
“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events:

(a)    failure to pay interest, if any, on any Security of such series within 30 days after the same becomes due and payable;
(b)    failure to pay the principal of or premium, if any, on any Security of such series when it is due;
(c)    failure by (i) the Company to comply with its obligations under Section 1101 or (ii) any Guarantor to comply with its obligations under Section 1102;
(d)    failure to perform, or breach of, any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of one or more series of Securities other than such series) for a period of 90 days after there has been given written notice to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 33% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Securities of such series not less than the principal amount of Securities the Holders of which gave such notice, as the case may be, shall agree, at the request of the Company, in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Securities of such series, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued;
(e)    the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company or any Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company or any Guarantor a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company or any Guarantor seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Guarantor, under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company, or any Guarantor, or for any substantial part of the property of any of them, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days;
(f)    the commencement by the Company or any Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Guarantor in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors;
(g)    except as permitted by this Indenture or the Guarantee Agreement, or in accordance with the terms hereof or thereof, the Guarantee by any Guarantor in respect of any series or Tranche of Securities shall be held in any judicial proceeding to be unenforceable or invalid or shall be canceled, terminated, revoked or rescinded by such Guarantor; or
(h)    any other Event of Default specified with respect to Securities of such series.
SECTION 802.    Acceleration of Maturity; Rescission and Annulment.
If an Event of Default applicable to the Securities of one or more series, but not applicable to all Outstanding Securities, shall have occurred and be continuing, either the Trustee or the Holders of not less than 33% in aggregate principal amount of the Securities of each such series may then declare the principal amount of all Securities of such series (or, if any of the Securities of such series are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section 301) and interest accrued thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and, upon receipt by the Company of notice of such declaration of acceleration, such principal amount (or specified amount) and interest accrued thereon shall become immediately due and payable. If an Event of Default applicable to all Outstanding Securities shall have occurred and be continuing, either the Trustee or the Holders of not less than 33% in principal amount of all Securities then Outstanding (considered as one class), and not the Holders of the Securities of any one of such series, may declare the principal of all Securities (or, if any of the Securities of such series are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section 301) and interest accrued thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and, upon receipt by the Company of notice of such declaration of acceleration, such principal amount (or specified amount) and interest accrued thereon shall become immediately due and payable.
At any time after such a declaration of acceleration with respect to Securities of any series shall have been made and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as hereinafter in this ARTICLE provided, the Event or Events of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if:
(a)    the Company shall have paid or deposited with the Trustee a sum sufficient to pay:
(1)    all overdue interest on all Securities of such series;
(2)    the principal of and premium, if any, on any Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities;
(3)    to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities;
(4)    all amounts due to the Trustee under Section 907; and
(b)    all Events of Default with respect to Securities of such series, other than the non-payment of the principal of Securities of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 813, including the Event or Events of Default that gave rise to such declaration.
No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.
Notwithstanding the foregoing, upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company or any Guarantor under the Federal bankruptcy code, then 100% of the principal amount of, and all accrued and unpaid interest on, all of the Securities then outstanding shall, automatically and without any notice or other action by the Trustee or any Holder, be and become immediately due and payable, to the fullest extent permitted by applicable law.
SECTION 803.    Collection of Indebtedness and Suits for Enforcement by Trustee.
If an Event of Default described in clause (a) or (b) of Section 801 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Securities of the series with respect to which such Event of Default shall have occurred, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, if any, and, to the extent permitted by law, interest on premium, if any, and on any overdue principal and interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 907.
If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, any Guarantor of such Securities or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor of such Securities or any other obligor upon such Securities, wherever situated.
If an Event of Default with respect to Securities of any series shall have occurred and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
SECTION 804.    Trustee May File Proofs of Claim.
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Guarantor of such Securities or any other obligor upon the Securities or the property of the Company, any Guarantor of such Securities or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(a)    to file and prove a claim for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 907) and of the Holders allowed in such judicial proceeding, and
(b)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due it under Section 907.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 805.    Trustee May Enforce Claims Without Possession of Securities.
All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.
SECTION 806.    Application of Money Collected.
Any money collected by the Trustee pursuant to this ARTICLE shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, if any, upon presentation of the Securities in respect of which or for the benefit of which such money shall have been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
First: To the payment of all amounts due the Trustee under Section 907;
Second: To the payment of the amounts then due and unpaid upon the Securities for principal of and premium, if any, and interest, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, if any, respectively; and
Third: To the Company.
SECTION 807.    Limitation on Suits.
Except as provided in Section 808, no Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(a)    such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;
(b)    the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(c)    such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)    the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and
(e)    no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
SECTION 808.    Unconditional Right of Holders to Receive Principal, Premium and Interest.
Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 307) interest, if any, on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
SECTION 809.    Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, and Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.
SECTION 810.    Rights and Remedies Cumulative.
Except as otherwise provided in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 811.    Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this ARTICLE or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
SECTION 812.    Control by Holders of Securities.
If an Event of Default shall have occurred and be continuing in respect of a series of Securities, the Holders of a majority in principal amount of the Outstanding Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided, however, that if an Event of Default shall have occurred and be continuing with respect to more than one series of Securities, the Holders of a majority in aggregate principal amount of the Outstanding Securities of all such series, considered as one class, shall have the right to make such direction, and not the Holders of the Securities of any one of such series; and provided, further, that
(a)    such direction shall not be in conflict with any rule of law or with this Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate, and
(b)    the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
SECTION 813.    Waiver of Past Defaults.
The Holders of a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default
(a)    in the payment of the principal of or premium, if any, or interest, if any, on any Security of such series,
(b)    described in Section 801(d) or Section 801(e), or
(c)    in respect of a covenant or provision hereof which under Section 1202 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
SECTION 814.    Undertaking for Costs.
The Company and the Trustee agree, and each Holder by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities of all series in respect of which such suit may be brought, considered as one class, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest, if any, on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).
SECTION 815.    Waiver of Stay or Extension Laws.
The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE NINE
The Trustee
SECTION 901.    Certain Duties and Responsibilities.
(a)    Except during the continuance of an Event of Default with respect to Securities of any series,
(i)    the Trustee undertakes to perform, with respect to Securities of such series, such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)    in the absence of bad faith on its part, the Trustee may, with respect to Securities of such series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, the Securities of such series or the Guarantees of such series of Securities; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, the Securities of such series or the Guarantees of such series of Securities.
(b)    In case an Event of Default with respect to Securities of any series shall have occurred and be continuing, the Trustee shall exercise, with respect to the Securities of such series, such of the rights and powers vested in it by this Indenture, the Securities of such series and the Guarantees of such series of Securities, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)    this subsection shall not be construed to limit the effect of subsection (a) of this Section;
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
(iii)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction received by the Trustee pursuant to Section 812, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and
(iv)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(d)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 902.    Notice of Defaults.
(a)     If a default or Event of Default occurs and is continuing and is known to a Responsible Officer, the Trustee shall deliver to each Holder notice of such default or Event of Default within 90 days after it occurs, or if later, promptly after the Trustee obtains knowledge of such default; provided that except in the case of a default described in Section 801(a) or Section 801(b), the Trustee may withhold notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders; provided, however, that in the case of any default of the character specified in Section 801(c), no such notice to Holders shall be given until at least 45 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time, or both, would become, an Event of Default.
(b)    Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, the Company shall furnish to the Trustee annually, within 120 days after the end of each fiscal year, a brief certificate from an Authorized Officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture (which compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture) and, in the event of any default, specifying each such default and the nature and status thereof of which such person may have knowledge. Such certificates need not comply with Section 103 of this Indenture.
(c)    Promptly after becoming aware of any default or Event of Default, the Company and the Guarantors shall deliver to the Trustee a statement specifying such default or Event of Default.
SECTION 903.    Certain Rights of Trustee.
Subject to the provisions of Section 901 and to the applicable provisions of the Trust Indenture Act:
(a)    the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
(b)    as between the parties hereto, the Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. In the absence of gross negligence or willful misconduct, the Trustee’s understanding of any such instructions or directions as may be given by the Company pursuant to this paragraph shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions or directions notwithstanding that such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction received by the Trustee after it has acted in compliance with the prior unsecured e-mail, facsimile transmission, or direction or instruction provided by other similar unsecured electronic methods. The Company providing electronic instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions or directions, and the risk of interception and misuse of such electronic instructions or direction by third parties;
(c)    any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
(d)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;
(e)    the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(f)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, the Securities of such series or the Guarantees of such series of Securities at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
(g)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours, the books, records and premises of the Company, personally or by agent or attorney;
(h)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
(i)    the Trustee shall not be charged with knowledge of any Event of Default with respect to the Securities of any series for which it is acting as Trustee unless either (1) a Responsible

Officer of the Trustee shall have actual knowledge of the Event of Default or (2) written notice of such Event of Default shall have been given to the Trustee by the Company, any other obligor on such Securities or by any Holder of such Securities;
(j)    the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
(k)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder;
(l)    in no event shall the Trustee be responsible or liable for consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of proceeding brought against the Trustee; and
(m)    in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to (i) resume performance as soon as practicable under the circumstances; and (ii) maintain its computer (hardware and software) services in good working order.
SECTION 904.    Not Responsible for Recitals or Issuance of Securities.
The recitals contained herein, in the Securities (except the Trustee’s certificates of authentication) and any Guarantee Agreements relating to such series of Securities shall be taken as the statements of the Company or such Guarantor, as applicable, and neither the Trustee nor any Authenticating Agent assumes responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.
SECTION 905.    May Hold Securities.
Each of the Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 908 and 913, may otherwise deal with the

Company with the same rights it would have if it were not the Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.
SECTION 906.    Money Held in Trust.
Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law. The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as expressly provided herein or otherwise agreed with, and for the sole benefit of, the Company.
SECTION 907.    Compensation and Reimbursement.
The Company shall:
(a)    pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the Company and the Trustee shall from time to time agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
(b)    except as otherwise expressly provided herein, reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent that any such expense, disbursement or advance may be attributable to the Trustee’s negligence, willful misconduct or bad faith; and
(c)    indemnify the Trustee and hold it harmless from and against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith.
As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the rights of Holders upon all property and funds held or collected by the Trustee as such other than property and funds held in trust under Section 703 (except as otherwise provided in Section 703). “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 801(d) or Section 801(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.
The provisions of this Section 907 shall survive the termination of this Indenture.
SECTION 908.    Disqualification; Conflicting Interests.
If the Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Indenture. For purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Securities of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Securities of any other series.
SECTION 909.    Corporate Trustee Required; Eligibility.
There shall at all times be a Trustee hereunder which shall be
(a)    a Corporation organized and doing business under the laws of the United States, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority, or
(b)    if and to the extent permitted by the Commission by rule, regulation or order upon application, a Corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 or the Dollar equivalent of the applicable foreign currency and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, and, in either case, qualified and eligible under this ARTICLE and the Trust Indenture Act. If such Corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this ARTICLE.
SECTION 910.    Resignation and Removal; Appointment of Successor.
(a)    No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this ARTICLE shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 911.

(b)    The Trustee may resign at any time with respect to the Securities of one or more series by giving thirty (30) days’ written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 911 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
(c)    The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company.
(d)    If at any time:
(i)    the Trustee shall fail to comply with Section 908 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or
(ii)    the Trustee shall cease to be eligible under Section 909 and shall fail to resign after written request therefor by the Company or by any such Holder, or
(iii)    the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Trustee with respect to all Securities or (y) subject to Section 814, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.
(e)    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated in clause (y) in subsection (d) of this Section), with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 911. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring

Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 911, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 911, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
(f)    So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, and except with respect to a Trustee appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities pursuant to subsection (e) of this Section, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 911, the Trustee shall be deemed to have resigned as contemplated in subsection (b) of this Section, the successor Trustee shall be deemed to have been appointed by the Company pursuant to subsection (e) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 911, all as of such date, and all other provisions of this Section and Section 911 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (f).
(g)    The Company (or, should the Company fail so to act promptly, the successor trustee at the expense of the Company) shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by sending written notice to all Holders of Securities of such series. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its corporate trust office.
SECTION 911.    Acceptance of Appointment by Successor.
(a)    In case of the appointment hereunder of a successor Trustee with respect to the Securities of all series, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all sums owed to it, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
(b)    In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of such series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee, upon payment of all sums owed to it, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.
(c)    Upon request of any such successor Trustee, the Company shall execute any instruments which fully vest in and confirm to such successor Trustee all such rights, powers and trusts referred to in subsection (a) or (b) of this Section, as the case may be.
(d)    No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this ARTICLE.
SECTION 912.    Merger, Conversion, Consolidation or Succession to Business.
Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Corporation shall be otherwise qualified and eligible under this ARTICLE, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
SECTION 913.    Preferential Collection of Claims Against Company.
If the Trustee shall be or become a creditor of the Company, any Guarantor or any other obligor upon the Securities (other than by reason of a relationship described in Section 311(b) of the Trust Indenture Act), the Trustee shall be subject to any and all applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company, any Guarantor or such other obligor. For purposes of Section 311(b) of the Trust Indenture Act:
(a)    the term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;
(b)    the term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company or such obligor for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company or such obligor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.
SECTION 914.    Co-trustees and Separate Trustees.
At any time or times, for the purpose of meeting the legal requirements of any applicable jurisdiction, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least 33% in principal amount of the Securities then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, or to act as separate trustee, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.
Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:
(a)    the Securities shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;
(b)    the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;
(c)    the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;
(d)    no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder; and
(e)    any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.
SECTION 915.    Appointment of Authenticating Agent.
The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities of one or more series, or any Tranche thereof, which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series or Tranche issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a Corporation organized and doing business under the laws of the United States, any State or Territory thereof or the District of Columbia or the Commonwealth of Puerto Rico, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.
The provisions of Sections 308, 904 and 905 shall be applicable to each Authenticating Agent.

If an appointment with respect to the Securities of one or more series, or any Tranche thereof, shall be made pursuant to this Section, the Securities of such series or Tranche may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee By: _______________________________ As Authenticating Agent
By: _______________________________ Authorized Signatory

If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 103 and need not be accompanied by an Opinion of Counsel), shall appoint, in accordance with this Section and in accordance with such procedures as shall be acceptable to the Trustee, an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.
ARTICLE TEN
Holders’ Lists and Reports by Trustee and Company
SECTION 1001.    Lists of Holders.
Semiannually, not later than June 1 and December 1 in each year, commencing December 1, 2017, and at such other times as the Trustee may request in writing, the Company shall furnish or cause to be furnished to the Trustee information as to the names and addresses of the Holders, and the Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Holders access to information so preserved by it, all to such extent, if any, and in such manner as shall be required by the Trust Indenture Act; provided, however, that no such list need be furnished so long as the Trustee shall be the Security Registrar. The Company, the Trustee, the Security Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.
SECTION 1002.    Reports by Trustee and Company.
Not later than July 15 in each year, commencing July 15, 2018, the Trustee shall transmit to the Holders, the Commission and each securities exchange upon which any Securities are listed, a report with respect to any events and other matters described in Section 313(a) of the Trust Indenture Act, in such manner and to the extent required by the Trust Indenture Act. Any reports required by Section 313(a) of the Trust Indenture Act shall be dated as of April 15 of the year in which such report is delivered. The Trustee shall transmit to the Holders, the Commission and each securities exchange upon which any Securities are listed, and the Company shall file with the Trustee (within 30 days after filing with the Commission in the case of reports which pursuant to the Trust Indenture Act must be filed with the Commission and furnished to the Trustee) and transmit to the Holders, such other information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act. The Company shall notify the Trustee of the listing of any Securities on any securities exchange or of the delisting thereof.
Delivery of any such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
ARTICLE ELEVEN
Consolidation, Merger, Conveyance or Other Transfer
SECTION 1101.    Company May Consolidate, Etc., Only on Certain Terms.
The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of the assets of the Company and its consolidated subsidiaries, taken as a whole, to any Person, unless
(a)    either (i) the Company is the surviving Person or (ii) the entity formed by such consolidation (if other than the Company) or the Person into which the Company is merged (if other than the Company) or the Person that acquires or leases the assets of the Company and its consolidated subsidiaries shall be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia, and such Person shall expressly assume the Company’s Obligations under the Securities and under this Indenture pursuant to supplemental indentures or other documents or instruments reasonably satisfactory to the Trustee;

(b)    immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and
(c)    the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, or other transfer or lease and such supplemental indenture comply with this ARTICLE and that all conditions precedent herein provided for relating to such transactions have been complied with.
SECTION 1102.    Guarantor May Consolidate, Merge or Sell Its Assets on Certain Terms.
No Guarantor may consolidate with or merge with or into any other entity or convey, transfer or lease all or substantially all of the assets of such Guarantor and its consolidated subsidiaries, taken as a whole, to any Person unless:
(a)    any of (i) such Guarantor is the surviving Person, (ii) the Person formed by such consolidation or into which such Guarantor is merged or the Person that acquires by conveyance or transfer, or which leases, the assets of such Guarantor and its consolidated subsidiaries shall be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia, and such Person shall expressly assume such Guarantor’s Obligations under the Securities and under this Indenture pursuant to supplemental indentures or other documents or instruments reasonably satisfactory to the Trustee, or (iii) the Person into which such Guarantor is consolidated, or the Person into which such Guarantor is merged, or the Person that acquires or leases the assets of such Guarantor and its consolidated subsidiaries, is the Company or another Guarantor;
(b)    Immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and
(c)    Such Guarantor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, or other transfer or lease and such assumption comply with this ARTICLE Eleven and that all conditions precedent herein provided for relating to such transactions shall have been complied with.
SECTION 1103.    Successor Entity Substituted.
Upon any consolidation by the Company with or merger by the Company into any other Person or any conveyance, or other transfer or lease of the properties and assets of the Company and its consolidated subsidiaries, taken as a whole, in accordance with Section 1101, the successor Person formed by such consolidation or into which the Company is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities Outstanding hereunder.
ARTICLE TWELVE
Supplemental Indentures
SECTION 1201.    Supplemental Indentures Without Consent of Holders.
Without the consent of any Holders, the Company, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or amendments to one or more Guarantee Agreements, in form satisfactory to the Trustee, for any of the following purposes:
(a)    to evidence the succession of another Person to the Company or any Guarantor, and the assumption by any such successor of the covenants of the Company or such Guarantor, respectively, herein and in the Securities and, if applicable, such Guarantor’s Guarantee Agreement, all as provided in ARTICLE Eleven;
(b)    to add one or more covenants of the Company or any Guarantor, or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Securities of one or more specified series, or one or more specified Tranches thereof, or to surrender any right or power conferred upon the Company or any Guarantor by this Indenture or any Guarantee Agreement;
(c)    to add any additional Events of Default with respect to all or any series of Securities Outstanding hereunder;
(d)    to change or eliminate any provision of this Indenture or to add any new provision to this Indenture; provided, however, that if such change, elimination or addition shall materially adversely affect the interests of the Holders of Securities of any series or Tranche Outstanding on the date of such indenture supplemental hereto in any material respect, such change, elimination or addition shall become effective (i) with respect to such series or Tranche only pursuant to the provisions of Section 1202 hereof or (ii) when no Security of such series or Tranche remains Outstanding;
(e)    to provide collateral security for all but not part of the Securities or for any Guarantee Agreement;
(f)    to establish the form or terms of Securities of any series or Tranche as contemplated by Sections 201 and 301;

(g)    to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto;
(h)    to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 911(b);
(i)    to provide for the procedures required to permit the Company to utilize, at its option, a non-certificated system of registration for all, or any series or Tranche of, the Securities;
(j)    to change any place or places where (i) the principal of and premium, if any, and interest, if any, on all or any series of Securities, or any Tranche thereof, shall be payable, (ii) all or any series of Securities, or any Tranche thereof, may be surrendered for registration of transfer, (iii) all or any series of Securities, or any Tranche thereof, may be surrendered for exchange and (iv) notices and demands to or upon the Company in respect of all or any series of Securities, or any Tranche thereof, and this Indenture may be served;
(k)    to add a Guarantor and to allow such Guarantor to execute and deliver a Guarantee Agreement relating to any series of Securities;
(l)    to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other changes to the provisions hereof or to add other provisions with respect to matters or questions arising under this Indenture, provided that such changes or additions shall not materially adversely affect the interests of the Holders of Securities of any series or Tranche; or
(m)    to conform the terms of the Securities of any series or Tranche to any provision of the description of notes or similar disclosure contained in the offering document with respect to such Securities.
Without limiting the generality of the foregoing, if the Trust Indenture Act as in effect at the date of the execution and delivery of this Indenture or at any time thereafter shall be amended and
(x)    if any such amendment shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to such amendment to the Trust Indenture Act, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to effect or evidence such changes or additional provisions; or
(y)    if any such amendment shall permit one or more changes to, or the elimination of, any provisions hereof which, at the date of the execution and delivery hereof or at any time thereafter, are required by the Trust Indenture Act to be contained herein, this Indenture shall be deemed to have been amended to effect such changes or elimination, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to evidence such amendment hereof.
SECTION 1202.    Supplemental Indentures With Consent of Holders.
With the consent of the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding under this Indenture, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Holders of Securities of such series under the Indenture; provided, however, that if there shall be Securities of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall:
(a)    change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 802, or change the coin or currency (or other property), in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Security (or, in the case of redemption, on or after the Redemption Date), without, in any such case, the consent of the Holder of such Security, or

(b)    reduce the percentage in principal amount of the Outstanding Securities of any series or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Indenture or of any default hereunder and its consequences, or reduce the requirements of Section 1304 for quorum or voting, without, in any such case, the consent of the Holders of each Outstanding Security of such series or Tranche, or
(c)    modify any of the provisions of this Section, Section 606 or Section 813 with respect to the Securities of any series, or any Tranche thereof, or except to increase the percentages in principal amount referred to in this Section or such other Sections or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 911(b), 914 and 1201(h).
Notwithstanding anything in this Indenture to the contrary, a Guarantee Agreement with respect to a series of Securities shall be released only in accordance with the terms of such Guarantee Agreement, this Indenture or with the consent of the Holders of at least two-thirds in aggregate principal amount of such series of Securities then outstanding.
A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or of one or more Tranches thereof, or which modifies the rights of the Holders of Securities of such series or Tranches with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or Tranche.
It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. A waiver by a Holder of such Holder’s right to consent under this Section shall be deemed to be a consent of such Holder.
SECTION 1203.    Execution of Supplemental Indentures.
In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this ARTICLE or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 901) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.

SECTION 1204.    Effect of Supplemental Indentures.
Upon the execution of any supplemental indenture under this ARTICLE this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Any supplemental indenture permitted by this ARTICLE may restate this Indenture in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Indenture as theretofore in effect for all purposes.
SECTION 1205.    Conformity With Trust Indenture Act.
Every supplemental indenture executed pursuant to this ARTICLE shall conform to the requirements of the Trust Indenture Act as then in effect.
SECTION 1206.    Reference in Securities to Supplemental Indentures.
Securities of any series, or any Tranche thereof, authenticated and delivered after the execution of any supplemental indenture pursuant to this ARTICLE may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.
SECTION 1207.    Modification Without Supplemental Indenture.
If the terms of any particular series of Securities shall have been established in a Board Resolution or an Officer’s Certificate pursuant to a Board Resolution as contemplated by Section 301, and not in an indenture supplemental hereto, additions to, changes in or the elimination of any of such terms may be effected by means of a supplemental Board Resolution or Officer’s Certificate, as the case may be, delivered to, and accepted in writing by, the Trustee; provided, however, that such supplemental Board Resolution or Officer’s Certificate shall not be accepted by the Trustee or otherwise be effective unless all conditions set forth in this Indenture which would be required to be satisfied if such additions, changes or elimination were contained in a supplemental indenture shall have been appropriately satisfied. Upon the acceptance thereof by the Trustee, any such supplemental Board Resolution or Officer’s Certificate shall be deemed to be a “supplemental indenture” for purposes of Section 1204 and 1206.

ARTICLE THIRTEEN
Meetings of Holders; Action Without Meeting
SECTION 1301.    Purposes for Which Meetings May Be Called.
A meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, may be called at any time and from time to time pursuant to this ARTICLE to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series or Tranches.
SECTION 1302.    Call, Notice and Place of Meetings.
(a)    The Trustee may at any time call a meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, for any purpose specified in Section 1301, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine, or, with the approval of the Company, at any other place. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 107, not less than 21 nor more than 180 days prior to the date fixed for the meeting.
(b)    If the Trustee shall have been requested to call a meeting of the Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, by the Company or by the Holders of 33% in aggregate principal amount of all of such series and Tranches, considered as one class, for any purpose specified in Section 1301, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series and Tranches in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in such other place as shall be determined or approved by the Company, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.
(c)    Any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, shall be valid without notice if the Holders of all Outstanding Securities of such series or Tranches are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all Outstanding Securities of such series, or any Tranche or Tranches thereof, or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.

SECTION 1303.    Persons Entitled to Vote at Meetings.
To be entitled to vote at any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, a Person shall be (a) a Holder of one or more Outstanding Securities of such series or Tranches, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series or Tranches by such Holder or Holders. The only Persons who shall be entitled to attend any meeting of Holders of Securities of any series or Tranche shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
SECTION 1304.    Quorum; Action.
The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of Holders of Securities of such series and Tranches; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, shall constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series and Tranches, be dissolved. In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Except as provided by Section 1305(e), notice of the reconvening of any meeting adjourned for more than 30 days shall be given as provided in Section 1302(a) not less than 10 days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series and Tranches which shall constitute a quorum.
Except as limited by Section 1202, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which such meeting shall have been called, considered as one class; provided, however, that, except as so limited, any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class.
Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities of the series and Tranches with respect to which such meeting shall have been held, whether or not present or represented at the meeting.

SECTION 1305.	Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings.
(a)    Attendance at meetings of Holders of Securities may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of the Securities with respect to which it was given unless and until specifically revoked by the Holder or future Holder of such Securities before being voted.
(b)    Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of such Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 105 and the appointment of any proxy shall be proved in the manner specified in Section 105. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 105 or other proof.
(c)    The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 1302(b), in which case the Company or the Holders of Securities of the series and Tranches calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class.
(d)    At any meeting each Holder or proxy shall be entitled to one vote for each $1 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

(e)    Any meeting duly called pursuant to Section 1302 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class; and the meeting may be held as so adjourned without further notice.
SECTION 1306.    Counting Votes and Recording Action of Meetings.
The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities, of the series and Tranches with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1302 and, if applicable, Section 1304. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
SECTION 1307.    Action Without Meeting.
In lieu of a vote of Holders at a meeting as hereinbefore contemplated in this ARTICLE, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders by written instruments as provided in Section 105.
ARTICLE FOURTEEN
Immunity of Incorporators, Unitholders, Stockholders, Members, Partners, Officers, Managers, Employees and Directors
SECTION 1401.    No Individual Liability.
Unless otherwise provided as contemplated by Section 301, no recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture, against any incorporator, unitholder, stockholder, member, partner, officer, manager, employee or director, as such, past, present or future of the Company, any Guarantor or of any predecessor or successor company (either directly or through the

Company, any Guarantor or a predecessor or successor company), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities and any Guarantor’s Guarantee Agreement are solely corporate, partnership or limited liability company obligations, and that, except as otherwise provided as contemplated by Section 301, no personal liability whatsoever shall attach to, or be incurred by, any incorporator, unitholder, stockholder, member, partner, officer, manager, employee or director, past, present or future, of the Company, any Guarantor or of any predecessor or successor company, either directly or indirectly through the Company, any Guarantor or any predecessor or successor company, because of the indebtedness authorized by or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or any Guarantor’s Guarantee Agreement or to be implied herefrom or therefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities and any Guarantor’s Guarantee Agreement.
This instrument may be executed in any number of counterparts (which may be delivered by any standard form of telecommunication), each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, in New York, New York, as of the day and year first above written.

NEXTERA ENERGY OPERATING PARTNERS, LP

By: NextEra Energy Operating Partners GP, LLC, its General Partner

By:	PAUL I. CUTLER
Name: Paul I. Cutler
Title: Treasurer

[Signature Page to Base Indenture (Senior Notes)]

THE BANK OF NEW YORK MELLON, AS TRUSTEE By: LAURENCE J. O'BRIEN
Name: Laurence J. O'Brien
Title: Vice President

[Signature Page to Base Indenture (Senior Notes)]

EXHIBIT A
FORM OF SUBSIDIARY GUARANTEE AGREEMENT
GUARANTEE AGREEMENT
BETWEEN

[_____________________]
(AS GUARANTOR)

AND
THE BANK OF NEW YORK MELLON
(AS GUARANTEE TRUSTEE)
DATED AS OF

[_____________________]

GUARANTEE AGREEMENT
(FOR UNSECURED SENIOR SECURITIES)

-i-

(continued)

	Page
6.06	Benefit	25
6.07	No Fraudulent Conveyance	25
6.08	Governing Law	25
6.09	Separability	25
6.10	WAIVER OF JURY TRIAL	25
6.11	Subsidiary Guarantee	26
6.12	Counterpart Originals	26

-ii-

CROSS-REFERENCE TABLE*

Section of	Section of
Trust Indenture Act	Guarantee
of 1939, as amended	Agreement

310(a)	4.01(a)
310(b)	4.01(c), 2.08
310(c)	Inapplicable
311(a)	2.02(b)
311(b)	2.02(b)
311(c)	Inapplicable
312(a)	2.02(a)
312(b)	2.02(b)
313	2.03
314(a)	2.04
314(b)	Inapplicable
314(c)	2.05
314(d)	Inapplicable
314(e)	1.01, 2.05, 3.02
315(a)	3.01(d)
315(b)	2.07
315(c)	3.01
315(d)	3.01(d)
315(e)	2.01(a)
316(a)	2.06
316(b)	Inapplicable
316(c	2.02
317(a)	Inapplicable
317(b)	Inapplicable
318(a)	2.01(b)
318(b)	2.01
318(c)	2.01(a)

____________________________________
* This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

GUARANTEE AGREEMENT
This GUARANTEE AGREEMENT ("Guarantee Agreement"), dated as of [_______________], is executed and delivered by [name/state/entity type] (the "Guarantor"), and The Bank of New York Mellon, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Guaranteed Securities (as defined herein) of NextEra Energy Operating Partners, LP, a Delaware limited partnership (the "Issuer");
WHEREAS, pursuant to the Indenture (as hereinafter defined), the Issuer may issue Securities (as defined in the Indenture), in one or more series, in an unlimited amount;
WHEREAS, the Guarantor is a wholly-owned subsidiary of the Issuer;
WHEREAS, the Guarantor may from time to time benefit from the issuance of the Guaranteed Securities under the Indenture; and
WHEREAS, it is in the best interests of the Guarantor to execute and deliver this Guarantee Agreement and to perform its obligations hereunder;
NOW, THEREFORE, FOR AND IN CONSIDERATION OF one dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Guarantee Trustee hereby agree as follows:
ARTICLE I
DEFINITIONS

1.01    Definitions. As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Indenture as in effect on the date hereof.
"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management or policies of such Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have correlative meanings.
"Authorized Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the President, any Vice President, the Treasurer, the Corporate Secretary, any Assistant Treasurer, the Secretary, any Assistant Secretary or any other duly authorized officer of the Guarantor.

"Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Guarantor to have been duly adopted by the sole member of the Guarantor and to be in full force and effect on the date of such certification, and delivered to the Trustee.
"Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
"Capitalized Leases" means, with respect to any Person, leases that have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases on the balance sheet of such Person.
"Capital Stock" means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
"Cash Equivalents" means any of the following types of Investments, to the extent owned by the Issuer, the Guarantor or NextEra Canadian Holdings or any of their Subsidiaries free and clear of all Liens (other than Liens securing the Obligations under the Existing Credit Agreement or the Existing Term Loan Agreements):
(1)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;
(2)    time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that (i) (a) is a lender under the Existing Credit Agreement or the Existing Term Loan Agreements or (b) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (3) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 12 months from the date of acquisition thereof;
(3)    commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least "Prime-1" (or the then equivalent grade) by Moody's or at least "A-1" (or the then equivalent grade) by Standard & Poor's, in each case with maturities of not more than 12 months from the date of acquisition thereof; and
(4)    Investments, classified in accordance with generally accepted accounting principles as current assets of the Issuer, the Guarantor or NextEra Canadian Holdings or any of their Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's or Standard & Poor's, and the portfolios of which are limited solely to investments of the character, quality and maturity described in clauses (1), (2) and (3) of this definition.
"Cash Sweep and Credit Support Agreement" means the Amended and Restated Cash Sweep and Credit Support Agreement dated as of August 4, 2017 entered into between the Issuer and NextEra Energy Resources, LLC, as in effect on the date hereof.
"Covenant Cash" means, without duplication, internally generated cash and Cash Equivalents distributed by the Project Companies, the Guarantor and NextEra Canadian Holdings, directly or indirectly, to the Issuer or the Guarantor, as applicable, in respect of the Equity Interests of the Project Companies, the Guarantor and NextEra Canadian Holdings owned, directly or indirectly, by the Issuer (other than dividends or other distributions that are funded, directly or indirectly, with substantially concurrent cash Investments, or cash investments that were not used by a Project Company, the Guarantor or NextEra Canadian Holdings for capital expenditures or for operational purposes, by the Issuer or any of its Subsidiaries in a Project Company, the Guarantor and NextEra Canadian Holdings), excluding (a) the proceeds of any extraordinary receipts (including cash payments or proceeds received (i) from any Disposition by the Issuer or any of its Subsidiaries, (ii) under any casualty insurance policy in respect of a covered loss thereunder or (iii) as a result of the taking of any assets of the Issuer or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking) and (b) any cash that is derived from (i) cash grants and similar items to the Project Companies, the Guarantor and NextEra Canadian Holdings, (ii) any incurrence of Funded Debt by the Project Companies, the Guarantor and NextEra Canadian Holdings, (iii) any issuance of Equity Interests by the Project Companies, the Guarantor and NextEra Canadian Holdings, or (iv) any capital contribution to the Project Companies, the Guarantor and NextEra Canadian Holdings.

"Covenant Cash Flow" means, at any date of determination, an amount equal to the Covenant Cash received by the Issuer or the Guarantor, as applicable, during the most recently completed Measurement Period, together with amounts deemed received in accordance with the definition of "Pro Forma Effect" as defined in the Existing Credit Agreement as in effect on the date hereof.
"Disposition" or "Dispose" means the sale, transfer, lease, distribution or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
"Event of Default" means a default by the Guarantor on any of its payment obligations under this Guarantee Agreement.
"Excess Fee Adjustment" means, for any Measurement Period, an amount equal to the amount by which the aggregate Fees for such Measurement Period exceed twenty percent (20%) of the total Covenant Cash Flow for such period (before any deduction therefrom for any Fees).
"Existing Credit Agreement" means the Revolving Credit Agreement, by and between the Issuer, NextEra Canadian Holdings, and the Guarantor and Bank of America, N.A., as administrative agent and collateral agent, and Bank of America, N.A. (Canada Branch), as Canadian agent for the lenders and the lenders party thereto, dated as of July 1, 2014, as amended to date, and as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.
"Existing Term Loan Agreements" means the bi-lateral term loan agreements in effect as of the date hereof and entered into by the Guarantor, as borrower, the Issuer, as guarantor, and the respective financial institutions parties thereto, each as amended to date, and each as may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.
"Fees" means the Quarterly Fee Amount (as defined in the Management Services Agreement), the Additional Fee Amount (as defined in the Management Services Agreement), the IDR Fee (as defined in the Management Services Agreement) and the Credit Support Fee (as defined in the Cash Sweep and Credit Support Agreement) as required pursuant to the Cash Sweep and Credit Support Agreement and the Management Services Agreement.
"Funded Debt" means, as of the date of any determination thereof, the following (without duplication) with respect to any Person, determined on a consolidated basis in accordance with generally accepted accounting principles (other than as consolidated on the balance sheet of such Person solely as a result of the operation of the variable interest entity provisions in FASB ASC 810, and without giving effect to any change to Funded Debt or equity as a result of the operation of FASB ASC 715):

(1)    all indebtedness for borrowed money (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices);
(2)    all obligations evidenced by bonds, indentures, notes and other similar instruments;
(3)    all obligations with respect to the deferred purchase price of property (other than as described in clause (4) below and other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) to the extent that such obligations are absolute and fixed and not subject to any right of cancellation by such Person and/or any of its Subsidiaries;
(4)    all obligations with respect to construction services to be performed, but only to the extent such obligations have become due and owing as of the date of any such determination pursuant to the provisions of the specific agreement evidencing such obligations;
(5)    all obligations of such Person and its Subsidiaries as lessee under (a) Capitalized Leases and (b) Synthetic Lease Obligations;
(6)    all liabilities secured by any Lien on any property owned by such Person or any of its Subsidiaries;
(7)    all obligations, contingent or otherwise, of such Person and its Subsidiaries in respect of acceptances, letters of credit or similar extensions of credit;
(8)    all net obligations under Swap Contracts in an amount equal to the Swap Termination Value thereof;
(9)    any Mandatorily Redeemable Stock of such Person and its Subsidiaries (the amount of such Mandatorily Redeemable Stock to be determined for this purpose as the higher of the liquidation preference and the amount payable upon redemption of such Mandatorily Redeemable Stock);
(10)    any liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA; and
(11)    guarantees of obligations of the type described in any of clause (1) – clause (10) of this definition, but only to the extent of the indebtedness guaranteed thereby which is then outstanding as of the date of any such determination pursuant to the provisions of the agreement in respect of which such obligation exists or arises.
"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that if any operating lease would be re-characterized as a capital lease due to changes in the accounting treatment of such operating leases under GAAP since the date hereof, then solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on the date hereof.
"Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
"Guarantee Trustee" means The Bank of New York Mellon until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means such Successor Guarantee Trustee.
"Guaranteed Securities" means all of the Securities other than the Securities that, by their terms, are expressly not entitled to the benefit of this Guarantee Agreement. For the avoidance of any doubt, the 4.25% Senior Notes due 2024 and the 4.50% Senior Notes due 2027 issued by the Issuer on the date hereof shall be deemed to be Guaranteed Securities.
"Holder" means a Person in whose name a Guaranteed Security is registered in the Security Register (as defined in the Indenture).
"Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:
(1)    currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and
(2)    (i) agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability; (ii) any netting arrangements, power purchase and sale agreements, fuel purchase and sale agreements, swaps, options and other agreements, in each case, that fluctuate in value with fluctuations in energy, power or gas prices; and (iii) agreements or arrangements for commercial or trading activities with respect to the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service.
"Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables, except as provided in clause (5) below), whether or not contingent:
(1)    in respect of borrowed money;

(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)    in respect of banker's acceptances;
(4)    representing Capital Lease Obligations in respect of sale and leaseback transactions;
(5)    representing the balance of deferred and unpaid purchase price of any property or services with a scheduled due date more than six months after such property is acquired or such services are completed; or
(6)    representing the net amount owing under any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.
In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person; provided that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person's property securing such Lien.
"Indenture" means that certain Indenture, dated as of September 25, 2017, from the Issuer to The Bank of New York Mellon, a New York banking corporation, as trustee (the "Indenture Trustee"), as it may from time to time be supplemented or amended by one or more Board Resolutions (as defined in the Indenture), Officer’s Certificates (as defined in the Indenture) and indentures supplemental thereto entered into pursuant to the applicable provisions thereof and shall include the terms of particular series of Securities established as contemplated by Section 301 thereof.
"Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
"Lien" means any mortgage, pledge, lien, security interest or other charge or encumbrance with respect to any present or future assets of the Person referred to in the context in which the term is used.
"List of Holders" shall have the meaning ascribed to that term in Section 2.02.

"Management Services Agreement" means the Second Amended and Restated Management Services Agreement dated as of August 4, 2017 entered into among the Issuer, the Guarantor, NextEra Energy Operating Partners GP, LLC and NextEra Energy Management Partners, LP as in effect on the date hereof.
"Mandatorily Redeemable Stock" means, with respect to any Person, any share of such Person's capital stock to the extent that it is (1) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any indebtedness or other liability of such Person, (a) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (b) at the option of any Person other than such Person, or (c) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings, or (2) presently convertible into Mandatorily Redeemable Stock.
"Measurement Period" means, at any date of determination, the most recently completed four fiscal quarters of the Issuer or the Guarantor, as applicable, for which financial statements are available.
"Moody's" means Moody's Investors Service, Inc. or any successor entity.
"NEP" means NextEra Energy Partners, LP.
"NEP OpCo Adjusted Covenant Cash Flow" means, at any date of determination, the Covenant Cash Flow for the Measurement Period for which such determination is being made, minus the Excess Fee Adjustment for such period.
"NextEra Canadian Holdings" means NextEra Energy Canada Partners Holdings, ULC.
"Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities (including Guarantees) payable under the documentation governing any Indebtedness.
"Officer's Certificate" means a certificate signed by an Authorized Officer and delivered to the Guarantee Trustee. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:
(i)    a statement that the each Person signing such Officer's Certificate has read such covenant or condition and the definitions relating thereto;
(ii)    a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such Officer's Certificate are based;

(iii)    a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(iv)    a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.
"OpCo Funded Debt" means, as of the date of any determination, Funded Debt of the Issuer and its Subsidiaries (but not including any Funded Debt of the Project Companies that is not otherwise guaranteed by the Issuer or any Guarantor).
"Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof, or any other entity of whatever nature.
"Project Company" means each direct or indirect Subsidiary or any joint venture of the Issuer, the Guarantor or NextEra Canadian Holdings that is created or acquired by the Issuer, the Guarantor or NextEra Canadian Holdings and is the direct or indirect owner or lessee, or intended to become the direct or indirect owner, lessee or developer of all or any portion of any generating, transmission, distribution or other operating assets, or assets relating thereto (in each such case, a "Project"), together with the direct and indirect parents and subsidiaries of such Person, but excluding the Issuer, the Guarantor or NextEra Canadian Holdings and any direct or indirect owner of any Equity Interest in the Issuer, the Guarantor or NextEra Canadian Holdings.
"Responsible Officer" means, with respect to the Guarantee Trustee, any vice-president, any assistant vice-president, any assistant secretary, senior associate, associate, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Guarantee Agreement.
"Security Registrar" shall have the meaning set forth for such term in the Indenture.
"Standard & Poor's" means Standard & Poor's Ratings Group or any successor entity.
"Subsidiary" means, with respect to any specified Person:
(1)    any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)    any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
For the avoidance of doubt, references to the Subsidiaries of the Issuer shall be deemed to include the Guarantor and its Subsidiaries.
"Subsidiary Guarantee" means, with respect to any series of Guaranteed Securities, each Subsidiary Guarantor's Guarantee of the Issuer's Obligations under the Indenture and the Guaranteed Securities pursuant to the terms of the Indenture and such Subsidiary Guarantor's Guarantee Agreement.
"Subsidiary Guarantor" means any Subsidiary of the Guarantor or the Issuer that Guarantees the Guaranteed Securities pursuant to the terms of the Indenture and the Guaranteed Securities.
"Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01.
"Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.
"Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the immediately preceding clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

"Synthetic Lease Obligation" means the monetary obligation of the Issuer or the Guarantor, as applicable, or any of its Subsidiaries under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
"Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, or any successor statute, as in effect at such time.
ARTICLE II
TRUST INDENTURE ACT

2.01    Trust Indenture Act; Application.
(a)    This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions; and
(b)    If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.
2.02    Lists of Holders of Guaranteed Securities.
(a)    The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (a) semiannually, not later than June 1 and December 1 in each year, commencing December 1, 2017 a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders in possession or control of the Issuer or any of its paying agents ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished; provided that, the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor or the Issuer; and provided, further, that the Guarantor shall not be obligated to provide such List of Holders so long as the Guarantee Trustee shall be the Security Registrar. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.
(b)    The Guarantee Trustee shall comply with its obligations under Section 311(a) of the Trust Indenture Act, subject to the provisions of Section 311(b) and Section 312(b) of the Trust Indenture Act.
2.03    Reports by Guarantee Trustee. Not later than July 15 of each year, commencing July 15, 2018, the Guarantee Trustee shall provide to the Holders such reports, if any, as are required by

Section 313(a) of the Trust Indenture Act in the form and in the manner provided by Section 313(a) of the Trust Indenture Act. Any reports required by Section 313(a) of the Trust Indenture Act shall be dated as of April 15 of the year in which such report is delivered. The Guarantee Trustee shall also comply with the requirements of Sections 313(b), (c) and (d) of the Trust Indenture Act.
2.04    Periodic Reports by Guarantor. The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act, and shall deliver to the Guarantee Trustee the compliance certificate required by Section 314(a)(4) of the Trust Indenture Act, each in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.
2.05    Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent provided for in this Guarantee Agreement as and to the extent required by Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officer's Certificate.
2.06    Events of Default; Waiver. Unless otherwise provided in the Indenture with respect to any series of Guaranteed Securities, the Holders of all outstanding Guaranteed Securities of any series may, by vote, waive any past Event of Default and its consequences regarding such series of Guaranteed Securities. Upon such waiver, any such Event of Default regarding such series of Guaranteed Securities shall cease to exist, and any such Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.
2.07    Event of Default; Notice.
(a)    The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, or, in the case the Guaranteed Securities are held in global form, in accordance with the applicable procedures of the Depositary (as defined in the Indenture), to the Holders, notices of all Events of Default known to the Guarantee Trustee, unless such defaults have been cured or waived before the giving of such notice, provided that the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.
(b)    The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer charged with the administration of this Guarantee Agreement shall have actual knowledge of the Event of Default or written notice of such Event of Default shall have been given to the Guarantee Trustee by the Guarantor or by any Holder of Guaranteed Securities.

2.08    Conflicting Interests. The Indenture shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.
ARTICLE III
POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

3.01    Powers and Duties of Guarantee Trustee.
(a)    This Guarantee Agreement shall not transfer any rights hereunder to any Person except to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.
(b)    The Guarantee Trustee, prior to the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06), and is actually known to a Responsible Officer of the Guarantee Trustee or written notice of such Event of Default has been given to the Guarantee Trustee by the Guarantor or by any Holder of Guaranteed Securities, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
(c)    No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)    prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:
(A)    the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee; and

(B)    in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);
(ii)    the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;
(iii)    the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of outstanding Guaranteed Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and
(iv)    no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it.
(d)    Whether or not therein expressly provided, every provision of this Guarantee Agreement relating to the conduct or affecting the liability of or affording protection to the Guarantee Trustee shall be subject to the provisions of Sections 3.01(b) and 3.01(c).
3.02    Certain Rights of Guarantee Trustee.
(a)    Subject to the provisions of Section 3.01:
(i)    the Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;
(ii)    as between the parties hereto, the Guarantee Trustee agrees to accept and act upon instructions or directions pursuant to this Guarantee Agreement sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. In the absence of gross negligence or willful misconduct, the Guarantee Trustee's understanding of any such instructions or directions as may be given by the Guarantor pursuant to this paragraph shall be deemed controlling. The Guarantee Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Guarantee Trustee's reliance upon and compliance with such instructions or directions notwithstanding that such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction received by the Guarantee Trustee after it has acted in compliance with the prior unsecured e-mail, facsimile transmission, or direction or instruction provided by other similar unsecured electronic methods. The Guarantor providing electronic instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Guarantee Trustee, including without limitation the risk of the Guarantee Trustee acting on unauthorized instructions or directions, and the risk of interception and misuse of such electronic instructions or direction by third parties;
(iii)    any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officer's Certificate;
(iv)    whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;
(v)    the Guarantee Trustee may consult with counsel of its choice, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on such advice or opinion; such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees; the Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction;
(vi)    the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this Section 3.02(a)(v) shall be taken to relieve the Guarantee Trustee of its obligation under the last sentence of Section 3.01(b) to exercise the rights and powers vested in it by this Guarantee Agreement;
(vii)    the Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;
(viii)    the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
(ix)    whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (1) may request instructions from the Holders of a majority in aggregate principal amount of outstanding Guaranteed Securities of any one or more series to which such instruction relates, (2) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (3) shall be protected in relying on or acting in accordance with such instructions;
(x)    the Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any tax or securities form) (or any rerecording, refiling or re-registration thereof);
(xi)    the Guarantee Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee Agreement;
(xii)    in no event shall the Guarantee Trustee be responsible or liable for consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Guarantee Trustee has been advised of the likelihood of such loss or damage and regardless of the form of proceeding brought against the Guarantee Trustee; and
(xiii)    in no event shall the Guarantee Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Guarantee Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to (1) resume performance as soon as practicable under the circumstances; and (2) maintain its computer (hardware and software) services in good working order.
(b)    No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.
3.03    Not Responsible for Recitals of Guarantee Agreement. The recitals contained in this Guarantee Agreement shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee Agreement except that it is duly authorized and qualified to enter into and perform its responsibilities under this Guarantee Agreement.
ARTICLE IV
GUARANTEE TRUSTEE
4.01    Guarantee Trustee; Eligibility.
(a)    There shall at all times be a Guarantee Trustee which shall:
(i)    not be an Affiliate of the Guarantor; and
(ii)    be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
(b)    If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.03(c).
(c)    If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.
4.02    Compensation and Reimbursement. The Guarantor agrees:
(a)    to pay the Guarantee Trustee from time to time such compensation as the Guarantor and the Guarantee Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
(b)    except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Guarantee Trustee in accordance with the provisions of this Guarantee Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent that any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and
(c)    to indemnify the Guarantee Trustee and hold it harmless from and against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance of the trust or trusts hereunder or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith.
As security for the performance of the obligations of the Guarantor under this Section, the Guarantee Trustee shall have a lien prior to that of the Guaranteed Securities upon all property and funds held or collected by the Guarantee Trustee as such other than property and funds held in trust for the payment of principal, premium (if any) or interest on particular obligations of the Guarantor under this Guarantee Agreement. "Guarantee Trustee" for purposes of this Section 4.02 shall include any predecessor Guarantee Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Guarantee Trustee hereunder shall not affect the rights of any other Guarantee Trustee hereunder.

The provisions of this Section shall survive the termination of this Guarantee Agreement.
4.03    Appointment, Removal and Resignation of Guarantee Trustee.
(a)    Subject to Section 4.03(b), unless an Event of Default shall have occurred and be continuing, the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.
(b)    The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.
(c)    The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.
(d)    If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.03 within 30 days after delivery to the Guarantor of an instrument of resignation or removal, the Guarantee Trustee resigning or being removed may, at the expense of the Guarantor, petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.
(e)    The Guarantor shall give notice of each resignation and each removal of the Guarantee Trustee and each appointment of a successor Guarantee Trustee to all Holders in the manner provided in Section 6.05 hereof. Each notice shall include the name of the successor Guarantee Trustee and the address of its Corporate Trust Office.
(f)    No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.
ARTICLE V
GUARANTEE

5.01    Guarantee. The Guarantor hereby absolutely and unconditionally guarantees to the Indenture Trustee, prompt and full payment, when and as the same may become due and payable, whether upon acceleration, redemption or stated maturity, according to their terms and the terms of the Indenture and any indenture supplement, Officer's Certificate or Board Resolution, of the principal, interest and premium, if any, due on each of the Guaranteed Securities outstanding at any time, but only in the case of a failure of the Issuer to pay or provide for punctual payment of any such amounts on or before the expiration of any applicable grace periods. The Guarantor hereby agrees that its obligations under this Guarantee Agreement constitute a guarantee of payment when due and not of collection.
5.02    Waiver and Payments. The Guarantor hereby waives demand of payment, presentment, protest and notice of protest, non-payment, default or dishonor on any and all of the Guaranteed Securities. Payments by the Guarantor to the Indenture Trustee for the account of the Holders pursuant to this Guarantee Agreement shall be made at the main corporate trust office of the Indenture Trustee, which as of the date hereof is located at 101 Barclay Street, New York, New York 10286, in lawful money of the United States of America.
5.03    Absolute and Unconditional. The Guarantor hereby agrees that its obligations hereunder shall be absolute and shall be complete and binding. This Guarantee Agreement contains the full agreement of the Guarantor and is not subject to any oral conditions.
The Guarantor agrees that the obligations of the Guarantor set forth in this Guarantee Agreement shall not be subject to any counterclaim, set off, deduction, recoupment, or suspension, or released, discharged or in any way affected or impaired by, any circumstances or conditions whatsoever, including, without limitation, any invalidity, irregularity or unenforceability of any Guaranteed Securities or the Indenture, any failure to enforce the provisions of such Guaranteed Securities or the Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holders of such Guaranteed Securities or the Indenture Trustee or any other circumstances or condition which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.
The obligations of the Guarantor set forth herein constitute the full recourse obligations of the Guarantor enforceable against it to the full extent of all its assets and properties. Without limiting the generality of the foregoing, the Guarantor agrees that (a) repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Issuer shall default under or fail to make payments when due under the Indenture and that, notwithstanding the recovery hereunder for or in respect of any given default or failure to so comply by the Issuer under the Indenture, this Guarantee Agreement shall remain in force and effect and shall apply to each and every subsequent default, and (b) in the event that any payment guaranteed hereunder is made by the Issuer, and thereafter all or any part of such payment is recovered from the Guarantee Trustee, the Indenture Trustee or any Holder of Guaranteed Securities upon the insolvency, bankruptcy or reorganization of the Issuer, the liability of the Guarantor hereunder with respect to such payment so paid and recovered shall continue and remain in full force and effect as if, to the extent of such recovery, such payment had not been made.
If (x) an event permitting a declaration of acceleration under Section 802 of the Indenture shall at any time have occurred and be continuing, (y) the Holders of not less than 33% in principal amount of all outstanding Guaranteed Securities, or not less than 33% in principal amount of all outstanding

Guaranteed Securities of the series to which the Event of Default relates, as applicable, have made, or have attempted to make, such a declaration of acceleration, and (z) such declaration of acceleration, or any consequences thereof provided in the Indenture, shall at any time be prevented by reason of the pendency against the Issuer of a case or proceeding under any bankruptcy or insolvency law, the Guarantor agrees that, solely for purposes of this Guarantee Agreement and its obligations hereunder, such declaration of acceleration shall be deemed to have been made, with all the attendant consequences as provided in the Indenture as if declaration of acceleration and the consequences thereof had been accomplished in accordance with the terms of the Indenture.
5.04    Waiver of Notice. The Guarantor hereby expressly waives notice from the Indenture Trustee of its acceptance and reliance on this Guarantee Agreement.
5.05    Duration. The obligations hereunder shall be continuing and irrevocable until the date upon which all of the outstanding Guaranteed Securities have been, or have been deemed pursuant to the provisions of Article Seven of the Indenture to have been, fully paid and performed.
If, in accordance with the last paragraph of Section 701 of the Indenture, any Guaranteed Securities are retroactively deemed not to have been paid, and any satisfaction of the Issuer's indebtedness in respect thereof is retroactively deemed not to have been effected, the obligations of the Guarantor hereunder shall be deemed retroactively not to have been terminated or discharged.
5.06    Certain Rights, Remedies and Powers of Guaranteed Persons. The Guarantee Trustee, the Indenture Trustee and the Holders of Guaranteed Securities shall have all of the rights and remedies available under applicable law and may proceed by appropriate court action to enforce the terms hereof and to recover damages for the breach hereof. Each and every remedy of each such Person shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy now or hereafter existing at law or in equity. At the option of any such Person, the Guarantor may be joined in any action or proceeding commenced by such Person against the Issuer in respect of any obligations under this Guarantee Agreement, and recovery may be had against the Guarantor in such action or proceeding or in any independent action or proceeding against the Guarantor, without any requirement that any remedy or claim against the Issuer be first asserted, prosecuted or exhausted.
5.07    Delays. No failure, omission or delay on the part of the Guarantee Trustee or the Indenture Trustee in exercising any of their respective rights hereunder or in taking any action to collect or enforce payment of any obligation to which this Guarantee Agreement applies, against the Issuer, shall operate as a waiver of any such right or in any manner prejudice the rights of the Guarantee Trustee or the Indenture Trustee against the Guarantor.
5.08    Covenants of the Guarantor.
(a)    The Guarantor will not, and will not permit any Subsidiary Guarantor to, create or permit to exist any Lien upon any property or assets, including Equity Interests issued by the Issuer or any Subsidiary Guarantor, in order to secure any Indebtedness of NEP, the Issuer, or such Subsidiary Guarantor without providing for the Guaranteed Securities to be equally and ratably secured with (or prior to) any and all such Indebtedness and any other Indebtedness similarly entitled to be equally and ratably secured, for so long as such Indebtedness is so secured; provided, however, that this restriction will not apply to, or prevent the creation or existence of:
(i)    purchase money liens or purchase money security interests upon or in any property acquired by NEP, the Issuer or such Subsidiary Guarantor in the ordinary course of business to secure the purchase price or construction cost of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property or construction of improvements on such property;
(ii)    Liens existing on property acquired by NEP, the Issuer or such Subsidiary Guarantor at the time of its acquisition, provided that such Liens were not created in contemplation of such acquisition and do not extend to any assets other than the property so acquired;
(iii)    Liens securing Funded Debt recourse for which is limited to specific assets of NEP, the Issuer or such Subsidiary Guarantor created for the purpose of financing the acquisition, improvement or construction of the property subject to such Liens;
(iv)    the replacement, extension or renewal of any Lien permitted by clauses (i) through (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in the direct or indirect obligor) of the Indebtedness secured thereby;
(v)    Liens upon or with respect to margin stock;
(vi)    to the extent constituting Liens on Indebtedness, the rights of the parties to the Cash Sweep and Credit Support Agreement and the Management Services Agreement to borrow cash from NEP or any Subsidiary;
(vii)    Liens securing Funded Debt of the Issuer or such Subsidiary Guarantor (including Indebtedness pursuant to the Existing Credit Agreement and the Existing Term Loan Agreements (including any secured Hedging Obligations)) that ranks no more senior in right of payment (irrespective of such Liens) than pari passu with the Guaranteed Securities; provided that as of the date of incurrence of any such Funded Debt, and after giving effect thereto, the aggregate principal amount of all Funded Debt of the Issuer or such Subsidiary Guarantor then outstanding that is secured by Liens granted by the Issuer and the Subsidiary Guarantors or any of them shall not exceed the greater of (a) $1,000,000,000 and (b) the amount that would cause the OpCo Secured Leverage Ratio to exceed 4.0:1.0; and

(viii)    any other Liens (other than Liens described in clauses (i) through (vii) above, if the aggregate principal amount of the indebtedness secured by all such Liens and security interests (without duplication) does not exceed in the aggregate $10,000,000 at any one time outstanding;
provided that (x) the aggregate principal amount of the indebtedness secured by the Liens described in clauses (i) through (iii) above, inclusive, shall not exceed the greater of the aggregate fair value, the aggregate purchase price or the aggregate construction cost, as the case may be, of all properties subject to such Liens and (y) in no event shall the Issuer or any of its Subsidiaries create or permit to exist any Lien on the Equity Interests of NextEra Canadian Holdings.
For the purposes hereof, "OpCo Secured Leverage Ratio" means, as of any date of determination, the ratio of (a) OpCo Funded Debt that is secured by Liens granted by the Issuer and the Subsidiary Guarantors, or any of them, to (b) the NEP OpCo Adjusted Covenant Cash Flow. Notwithstanding anything herein to the contrary, when calculating the OpCo Secured Leverage Ratio, the Swap Termination Value of all Swap Contracts of the Issuer and the Subsidiary Guarantors then outstanding shall be excluded from the calculation of OpCo Funded Debt.
(b)    With respect to any Guaranteed Securities, the Guarantor covenants and agrees to comply with any provision in the Indenture requiring the Guarantor to take or refrain from taking actions that are specifically contemplated to be observed or performed by the Guarantor, including, without limitation, Section 1102 of the Indenture, which provisions are hereby incorporated by reference herein.
5.09    Release of Guarantee Agreement. With respect to any series of Guaranteed Securities, this Guarantee Agreement and all obligations of the Guarantor hereunder shall be released automatically and without any further action:
(a)    in connection with any sale or other disposition of all or substantially all of the assets of the Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) NEP or a Subsidiary of NEP;
(b)    in connection with any sale or other disposition of Capital Stock of the Guarantor to a Person that is not (either before or after giving effect to such transaction) NEP or a Subsidiary of NEP, if following such sale or other disposition, the Guarantor is no longer a direct or indirect Subsidiary of NEP;
(c)    upon repayment in full of such series of Guaranteed Securities;
(d)    upon defeasance or satisfaction and discharge of such series of Guaranteed Securities as provided in Article Seven of the Indenture;
(e)    upon a dissolution of the Guarantor that is permitted under the Indenture;

(f)    upon the prior consent of Holders of at least two-thirds in aggregate principal amount of such series of Guaranteed Securities then Outstanding; or
(g)    upon the Guarantor being released from all of its Obligations in respect of Indebtedness of the Issuer, NEP or any other Person that Guarantees Securities in accordance with the provisions of the Indenture or a Guarantee Agreement and the Issuer, NEP and each other Person that Guarantees Securities in accordance with the provisions of the Indenture or a Guarantee Agreement being released of their respective Obligations in respect of Indebtedness of the Guarantor.
ARTICLE VI
MISCELLANEOUS

6.01    Amendments. This Guarantee Agreement may only be amended by an instrument in writing duly executed by the Guarantor and the Guarantee Trustee. Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior written approval of the Holders of a majority in aggregate principal amount of outstanding Guaranteed Securities; provided that (a) no such amendment shall be inconsistent with Article TWELVE of the Indenture with respect to the Guaranteed Securities or this Guarantee Agreement and (b) the right of any Holder to receive payment under this Guarantee Agreement on the due date of the Guaranteed Securities held by such Holder, or to institute suit for the enforcement of such payment on or after such due date, shall not be impaired or affected without the consent of such Holder.
6.02    Waiver of Subrogation. The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guarantee Agreement until all of the Obligations in respect of the Guaranteed Securities and any amounts payable under this Guarantee Agreement have been indefeasibly paid and performed in full.
6.03    Usurious Interest. It is not the intention of the Guarantee Trustee nor the Guarantor to obligate the Guarantor to pay interest in excess of that legally permitted to be paid by the Guarantor under applicable law and should it be determined that the Guarantor is required to pay usurious interest on any Guaranteed Security, the obligations of the Guarantor shall be limited to paying the maximum rate permitted under said applicable law. This provision shall not limit in any respect, other than the payment of such interest as may be usurious, the obligation of the Guarantor to pay the principal amount due plus other amounts due on the Guaranteed Securities.
6.04    Successors and Assigns. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Guaranteed Securities then outstanding; provided, however, that, the obligations of the Guarantor under this Guarantee Agreement may not be assigned or otherwise transferred without the prior written consent of the Guarantee Trustee and the

Indenture Trustee (acting at the direction of the Holders of a majority of the aggregate principal amount of Guaranteed Securities) except pursuant to any merger, consolidation, conveyance or other transfer that would not constitute an Event of Default under, and as defined in, the Indenture, in which case no such prior written consent shall be required.
6.05    Notices. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:
(a)    if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Guarantee Trustee and the Holders of the Guaranteed Securities:

[ ]
700 Universe Boulevard Juno Beach, Florida 33408 Facsimile No: (561) 694-3707 Attention: Treasurer
(b)    if given to the Issuer, at the Issuer's address set forth below or such other address as the Issuer may give notice of to the Guarantee Trustee and the Holders: :

NextEra Energy Operating Partners, LP 700 Universe Boulevard Juno Beach, Florida 33408 Facsimile No: (561) 694-3707 Attention: Treasurer
(c)    if given to the Guarantee Trustee, to the address set forth below or such other address as the Guarantee Trustee may give notice of to the Guarantor and the Holders of the Guaranteed Securities:

The Bank of New York Mellon 101 Barclay Street New York, New York 10286 Facsimile No: (212) 815-5915 Attention: Corporate Trust Administration
(d)    if given to the Indenture Trustee, to the address set forth below or such other address as the Indenture Trustee may give notice of to the Guarantor and the Holders of the Guaranteed Securities:

The Bank of New York Mellon 101 Barclay Street New York, New York 10286 Facsimile No: (212) 815-5915 Attention: Corporate Trust Administration

(e)    if given to any Holder, at the address set forth on the books and records of the Issuer.
All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.
6.06    Benefit. This Guarantee Agreement is solely for the benefit of the Indenture Trustee and the Guarantee Trustee for the benefit of the Holders and, subject to Section 3.01(a), is not separately transferable from the Guaranteed Securities.
6.07    No Fraudulent Conveyance. The Guarantor confirms that it is its intention that the guarantee contained in Article V not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy, insolvency or similar Law, the Uniform Fraudulent Conveyance Act or any similar federal or state Law. To effectuate the foregoing intention, the Guarantor hereby irrevocably agrees that its obligations hereunder shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of the Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to applicable law, result in its obligations hereunder in such maximum amount not constituting a fraudulent transfer or conveyance.
6.08    Governing Law. This Guarantee Agreement shall be governed by and construed in accordance with the laws of the State of New York.
6.09    Separability. Wherever possible, each provision of this Guarantee Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guarantee Agreement.
6.10    WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR AND THE GUARANTEE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.
6.11    Subsidiary Guarantee. The Guarantor represents that it is a wholly owned subsidiary of the Issuer and that this Guarantee Agreement may reasonably be expected to benefit, directly or indirectly, the Guarantor. The Guarantor further represents that the consideration received for this Guarantee Agreement is reasonably worth at least as much as the liability and obligation of the Guarantor under this Guarantee Agreement.

6.12    Counterpart Originals. This Guarantee Agreement may be executed in any number of counterparts (which may be delivered by any standard form of telecommunication), each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
This instrument may be executed in any number of counterparts (which may be delivered by any standard form of telecommunication), each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THIS GUARANTEE AGREEMENT is executed, in New York, New York, as of the day and year first above written.

[____________________________________], As Guarantor By: Name: Title:

The Bank of New York Mellon, As Guarantee Trustee By: Name: Title:

EXHIBIT B
FORM OF PARENT GUARANTEE AGREEMENT
GUARANTEE AGREEMENT
BETWEEN

[_____________________]
(AS GUARANTOR)

AND
THE BANK OF NEW YORK MELLON
(AS GUARANTEE TRUSTEE)
DATED AS OF

[_____________________]

GUARANTEE AGREEMENT
(FOR UNSECURED SENIOR SECURITIES)

-i-

(continued)

	Page
6.06	Benefit	24
6.07	No Fraudulent Conveyance	24
6.08	Governing Law	25
6.09	Separability	25
6.10	WAIVER OF JURY TRIAL	25
6.11	Counterpart Originals	25

-ii-

CROSS-REFERENCE TABLE*

Section of	Section of
Trust Indenture Act	Guarantee
of 1939, as amended	Agreement

310(a)	4.01(a)
310(b)	4.01(c), 2.08
310(c)	Inapplicable
311(a)	2.02(b)
311(b)	2.02(b)
311(c)	Inapplicable
312(a)	2.02(a)
312(b)	2.02(b)
313	2.03
314(a)	2.04
314(b)	Inapplicable
314(c)	2.05
314(d)	Inapplicable
314(e)	1.01, 2.05, 3.02
315(a)	3.01(d)
315(b)	2.07
315(c)	3.01
315(d)	3.01(d)
315(e)	2.01(a)
316(a)	2.06
316(b)	Inapplicable
316(c	2.02
317(a)	Inapplicable
317(b)	Inapplicable
318(a)	2.01(b)
318(b)	2.01
318(c)	2.01(a)

____________________________________
* This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

GUARANTEE AGREEMENT
This GUARANTEE AGREEMENT ("Guarantee Agreement"), dated as of [_____________], is executed and delivered by [name/state/entity type] (the "Guarantor"), and The Bank of New York Mellon, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Guaranteed Securities (as defined herein) of NextEra Energy Operating Partners, LP, a Delaware limited partnership (the "Issuer");
WHEREAS, pursuant to the Indenture (as hereinafter defined), the Issuer may issue Securities (as defined in the Indenture), in one or more series, in an unlimited amount;
WHEREAS, the Guarantor is the parent of the Issuer;
WHEREAS, the Guarantor may from time to time benefit from the issuance of the Guaranteed Securities under the Indenture; and
WHEREAS, it is in the best interests of the Guarantor to execute and deliver this Guarantee Agreement and to perform its obligations hereunder;
NOW, THEREFORE, FOR AND IN CONSIDERATION OF one dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Guarantee Trustee hereby agree as follows:
ARTICLE I
DEFINITIONS

1.01    Definitions. As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Indenture as in effect on the date hereof.
"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management or policies of such Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have correlative meanings.
"Authorized Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the President, any Vice President, the Treasurer, the Corporate Secretary, any Assistant Treasurer, the Secretary, any Assistant Secretary or any other duly authorized officer of the Guarantor.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Guarantor to have been duly adopted by the board of directors of the Guarantor and to be in full force and effect on the date of such certification, and delivered to the Trustee.
"Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
"Capitalized Leases" means, with respect to any Person, leases that have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases on the balance sheet of such Person.
"Capital Stock" means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
"Cash Equivalents" means any of the following types of Investments, to the extent owned by the Issuer, NextEra US Holdings or NextEra Canadian Holdings or any of their Subsidiaries free and clear of all Liens (other than Liens securing the Obligations under the Existing Credit Agreement or the Existing Term Loan Agreements):
(1)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;
(2)    time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that (i) (a) is a lender under the Existing Credit Agreement or the Existing Term Loan Agreements or (b) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (3) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 12 months from the date of acquisition thereof;
(3)    commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least "Prime-1" (or the then equivalent grade) by Moody's or at least "A-1" (or the then equivalent grade) by Standard & Poor's, in each case with maturities of not more than 12 months from the date of acquisition thereof; and
(4)    Investments, classified in accordance with generally accepted accounting principles as current assets of the Issuer, NextEra US Holdings or NextEra Canadian Holdings or any of their Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's or Standard & Poor's, and the portfolios of which are limited solely to investments of the character, quality and maturity described in clauses (1), (2) and (3) of this definition.
"Cash Sweep and Credit Support Agreement" means the Amended and Restated Cash Sweep and Credit Support Agreement dated as of August 4, 2017 entered into between the Issuer and NextEra Energy Resources, LLC, as in effect on the date hereof.
"Covenant Cash" means, without duplication, internally generated cash and Cash Equivalents distributed by the Project Companies, NextEra US Holdings and NextEra Canadian Holdings, directly or indirectly, to the Issuer or NextEra US Holdings, as applicable, in respect of the Equity Interests of the Project Companies, NextEra US Holdings and NextEra Canadian Holdings owned, directly or indirectly, by the Issuer (other than dividends or other distributions that are funded, directly or indirectly, with substantially concurrent cash Investments, or cash investments that were not used by a Project Company, NextEra US Holdings or NextEra Canadian Holdings for capital expenditures or for operational purposes, by the Issuer or any of its Subsidiaries in a Project Company, NextEra US Holdings and NextEra Canadian Holdings), excluding (a) the proceeds of any extraordinary receipts (including cash payments or proceeds received (i) from any Disposition by the Issuer or any of its Subsidiaries, (ii) under any casualty insurance policy in respect of a covered loss thereunder or (iii) as a result of the taking of any assets of the Issuer or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking) and (b) any cash that is derived from (i) cash grants and similar items to the Project Companies, NextEra US Holdings and NextEra Canadian Holdings, (ii) any incurrence of Funded Debt by the Project Companies, NextEra US Holdings and NextEra Canadian Holdings, (iii) any issuance of Equity Interests by the Project Companies, NextEra US Holdings and NextEra Canadian Holdings, or (iv) any capital contribution to the Project Companies, NextEra US Holdings and NextEra Canadian Holdings.

"Covenant Cash Flow" means, at any date of determination, an amount equal to the Covenant Cash received by the Issuer or NextEra US Holdings, as applicable, during the most recently completed Measurement Period, together with amounts deemed received in accordance with the definition of "Pro Forma Effect" as defined in the Existing Credit Agreement as in effect on the date hereof.
"Disposition" or "Dispose" means the sale, transfer, lease, distribution or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
"Event of Default" means a default by the Guarantor on any of its payment obligations under this Guarantee Agreement.
"Excess Fee Adjustment" means, for any Measurement Period, an amount equal to the amount by which the aggregate Fees for such Measurement Period exceed twenty percent (20%) of the total Covenant Cash Flow for such period (before any deduction therefrom for any Fees).
"Existing Credit Agreement" means the Revolving Credit Agreement, by and between the Issuer, NextEra Canadian Holdings, and NextEra US Holdings and Bank of America, N.A., as administrative agent and collateral agent, and Bank of America, N.A. (Canada Branch), as Canadian agent for the lenders and the lenders party thereto, dated as of July 1, 2014, as amended to date, and as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.
"Existing Term Loan Agreements" means the bi-lateral term loan agreements in effect as of the date hereof and entered into by NextEra US Holdings, as borrower, the Issuer, as guarantor, and the respective financial institutions parties thereto, each as amended to date, and each as may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.
"Fees" means the Quarterly Fee Amount (as defined in the Management Services Agreement), the Additional Fee Amount (as defined in the Management Services Agreement), the IDR Fee (as defined in the Management Services Agreement) and the Credit Support Fee (as defined in the Cash Sweep and Credit Support Agreement) as required pursuant to the Cash Sweep and Credit Support Agreement and the Management Services Agreement.
"Funded Debt" means, as of the date of any determination thereof, the following (without duplication) with respect to any Person, determined on a consolidated basis in accordance with generally accepted accounting principles (other than as consolidated on the balance sheet of such Person solely as a result of the operation of the variable interest entity provisions in FASB ASC 810, and without giving effect to any change to Funded Debt or equity as a result of the operation of FASB ASC 715):

(1)    all indebtedness for borrowed money (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices);
(2)    all obligations evidenced by bonds, indentures, notes and other similar instruments;
(3)    all obligations with respect to the deferred purchase price of property (other than as described in clause (4) below and other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) to the extent that such obligations are absolute and fixed and not subject to any right of cancellation by such Person and/or any of its Subsidiaries;
(4)    all obligations with respect to construction services to be performed, but only to the extent such obligations have become due and owing as of the date of any such determination pursuant to the provisions of the specific agreement evidencing such obligations;
(5)    all obligations of such Person and its Subsidiaries as lessee under (a) Capitalized Leases and (b) Synthetic Lease Obligations;
(6)    all liabilities secured by any Lien on any property owned by such Person or any of its Subsidiaries;
(7)    all obligations, contingent or otherwise, of such Person and its Subsidiaries in respect of acceptances, letters of credit or similar extensions of credit;
(8)    all net obligations under Swap Contracts in an amount equal to the Swap Termination Value thereof;
(9)    any Mandatorily Redeemable Stock of such Person and its Subsidiaries (the amount of such Mandatorily Redeemable Stock to be determined for this purpose as the higher of the liquidation preference and the amount payable upon redemption of such Mandatorily Redeemable Stock);
(10)    any liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA; and
(11)    guarantees of obligations of the type described in any of clause (1) – clause (10) of this definition, but only to the extent of the indebtedness guaranteed thereby which is then outstanding as of the date of any such determination pursuant to the provisions of the agreement in respect of which such obligation exists or arises.
"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that if any operating lease would be re-characterized as a capital lease due to changes in the accounting treatment of such operating leases under GAAP since the date hereof, then solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on the date hereof.
"Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
"Guarantee Trustee" means The Bank of New York Mellon until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means such Successor Guarantee Trustee.
"Guaranteed Securities" means all of the Securities other than the Securities that, by their terms, are expressly not entitled to the benefit of this Guarantee Agreement. For the avoidance of any doubt, the 4.25% Senior Notes due 2024 and the 4.50% Senior Notes due 2027 issued by the Issuer on the date hereof shall be deemed to be Guaranteed Securities.
"Holder" means a Person in whose name a Guaranteed Security is registered in the Security Register (as defined in the Indenture).
"Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:
(1)    currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and
(2)    (i) agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability; (ii) any netting arrangements, power purchase and sale agreements, fuel purchase and sale agreements, swaps, options and other agreements, in each case, that fluctuate in value with fluctuations in energy, power or gas prices; and (iii) agreements or arrangements for commercial or trading activities with respect to the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service.
"Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables, except as provided in clause (5) below), whether or not contingent:
(1)    in respect of borrowed money;

(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)    in respect of banker's acceptances;
(4)    representing Capital Lease Obligations in respect of sale and leaseback transactions;
(5)    representing the balance of deferred and unpaid purchase price of any property or services with a scheduled due date more than six months after such property is acquired or such services are completed; or
(6)    representing the net amount owing under any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.
In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person; provided that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person's property securing such Lien.
“Indenture” means that certain Indenture, dated as of September 25, 2017, from the Issuer to The Bank of New York Mellon, a New York banking corporation, as trustee (the “Indenture Trustee”), as it may from time to time be supplemented or amended by one or more Board Resolutions (as defined in the Indenture), Officer’s Certificates (as defined in the Indenture), and indentures supplemental thereto entered into pursuant to the applicable provisions thereof and shall include the terms of particular series of Securities established as contemplated by Section 301 thereof.
"Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
"Lien" means any mortgage, pledge, lien, security interest or other charge or encumbrance with respect to any present or future assets of the Person referred to in the context in which the term is used.
"List of Holders" shall have the meaning ascribed to that term in Section 2.02.

"Management Services Agreement" means the Second Amended and Restated Management Services Agreement dated as of August 4, 2017 entered into among the Issuer, the Guarantor, NextEra Energy Operating Partners GP, LLC, and NextEra Energy Management Partners, LP as in effect on the date hereof.
"Mandatorily Redeemable Stock" means, with respect to any Person, any share of such Person's capital stock to the extent that it is (1) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any indebtedness or other liability of such Person, (a) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (b) at the option of any Person other than such Person, or (c) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings, or (2) presently convertible into Mandatorily Redeemable Stock.
"Measurement Period" means, at any date of determination, the most recently completed four fiscal quarters of the Issuer or NextEra US Holdings, as applicable, for which financial statements are available.
“Moody’s” means Moody’s Investors Service, Inc. or any successor entity.
"NEP OpCo Adjusted Covenant Cash Flow" means, at any date of determination, the Covenant Cash Flow for the Measurement Period for which such determination is being made, minus the Excess Fee Adjustment for such period.
"NextEra Canadian Holdings" means NextEra Energy Canada Partners Holdings, ULC.
"NextEra US Holdings" means NextEra Energy US Partners Holdings, LLC.
“Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities (including Guarantees) payable under the documentation governing any Indebtedness.
"Officer's Certificate" means a certificate signed by an Authorized Officer and delivered to the Guarantee Trustee. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:
(i)    a statement that the each Person signing such Officer's Certificate has read such covenant or condition and the definitions relating thereto;
(ii)    a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such Officer's Certificate are based;

(iii)    a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(iv)    a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.
“OpCo Funded Debt” means, as of the date of any determination, Funded Debt of the Issuer and its Subsidiaries (but not including any Funded Debt of the Project Companies that is not otherwise guaranteed by the Issuer or any Guarantor).
"Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof, or any other entity of whatever nature.
"Project Company" means each direct or indirect Subsidiary or any joint venture of the Issuer, NextEra US Holdings or NextEra Canadian Holdings that is created or acquired by the Issuer, NextEra US Holdings or NextEra Canadian Holdings and is the direct or indirect owner or lessee, or intended to become the direct or indirect owner, lessee or developer of all or any portion of any generating, transmission, distribution or other operating assets, or assets relating thereto (in each such case, a "Project"), together with the direct and indirect parents and subsidiaries of such Person, but excluding the Issuer, NextEra US Holdings and any direct or indirect owner of any Equity Interest in the Issuer, NextEra US Holdings or NextEra Canadian Holdings.
"Responsible Officer" means, with respect to the Guarantee Trustee, any vice-president, any assistant vice-president, any assistant secretary, senior associate, associate, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Guarantee Agreement.
"Security Registrar" shall have the meaning set forth for such term in the Indenture.
“Standard & Poor’s” means Standard & Poor’s Ratings Group or any successor entity.
"Subsidiary" means, with respect to any specified Person:
(1)    any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)    any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
For the avoidance of doubt, references to the Subsidiaries of the Guarantor shall be deemed to include the Issuer and its Subsidiaries regardless of the voting power of the Issuer’s Capital Stock held by the Guarantor.
“Subsidiary Guarantee” means, with respect to any series of Guaranteed Securities, each Subsidiary Guarantor’s Guarantee of the Issuer’s Obligations under the Indenture and the Guaranteed Securities pursuant to the terms of the Indenture and such Subsidiary Guarantor’s Guarantee Agreement.
“Subsidiary Guarantor” means any Subsidiary of the Guarantor or the Issuer that Guarantees the Guaranteed Securities pursuant to the terms of the Indenture and the Guaranteed Securities.
"Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01.
"Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.
"Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the immediately preceding clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

"Synthetic Lease Obligation" means the monetary obligation of the Issuer or NextEra US Holdings, as applicable, or any of its Subsidiaries under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
"Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, or any successor statute, as in effect at such time.
ARTICLE II
TRUST INDENTURE ACT

2.01    Trust Indenture Act; Application.
(a)    This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions; and
(b)    If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.
2.02    Lists of Holders of Guaranteed Securities.
(a)    The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (a) semiannually, not later than June 1 and December 1 in each year, commencing December 1, 2017 a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders in possession or control of the Issuer or any of its paying agents ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished; provided that, the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor or the Issuer; and provided, further, that the Guarantor shall not be obligated to provide such List of Holders so long as the Guarantee Trustee shall be the Security Registrar. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.
(b)    The Guarantee Trustee shall comply with its obligations under Section 311(a) of the Trust Indenture Act, subject to the provisions of Section 311(b) and Section 312(b) of the Trust Indenture Act.

2.03    Reports by Guarantee Trustee. Not later than July 15 of each year, commencing July 15, 2018, the Guarantee Trustee shall provide to the Holders such reports, if any, as are required by Section 313(a) of the Trust Indenture Act in the form and in the manner provided by Section 313(a) of the Trust Indenture Act. Any reports required by Section 313(a) of the Trust Indenture Act shall be dated as of April 15 of the year in which such report is delivered. The Guarantee Trustee shall also comply with the requirements of Sections 313(b), (c) and (d) of the Trust Indenture Act.
2.04    Periodic Reports by Guarantor. The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act, and shall deliver to the Guarantee Trustee the compliance certificate required by Section 314(a)(4) of the Trust Indenture Act, each in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.
2.05    Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent provided for in this Guarantee Agreement as and to the extent required by Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officer's Certificate.
2.06    Events of Default; Waiver. Unless otherwise provided in the Indenture with respect to any series of Guaranteed Securities, the Holders of all outstanding Guaranteed Securities of any series may, by vote, waive any past Event of Default and its consequences regarding such series of Guaranteed Securities. Upon such waiver, any such Event of Default regarding such series of Guaranteed Securities shall cease to exist, and any such Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.
2.07    Event of Default; Notice.
(a)    The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, or, in the case the Guaranteed Securities are held in global form, in accordance with the applicable procedures of the Depositary (as defined in the Indenture), to the Holders, notices of all Events of Default known to the Guarantee Trustee, unless such defaults have been cured or waived before the giving of such notice, provided that the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.
(b)    The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer charged with the administration of this Guarantee Agreement shall have actual knowledge of the Event of Default or written notice of such Event of Default shall have been given to the Guarantee Trustee by the Guarantor or by any Holder of Guaranteed Securities.
2.08    Conflicting Interests. The Indenture shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.
ARTICLE III
POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

3.01    Powers and Duties of Guarantee Trustee.
(a)    This Guarantee Agreement shall not transfer any rights hereunder to any Person except to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.
(b)    The Guarantee Trustee, prior to the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06), and is actually known to a Responsible Officer of the Guarantee Trustee or written notice of such Event of Default has been given to the Guarantee Trustee by the Guarantor or by any Holder of Guaranteed Securities, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
(c)    No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)    prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:
(A)    the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee; and
(B)    in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);
(ii)    the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;
(iii)    the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of outstanding Guaranteed Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and
(iv)    no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it.
(d)    Whether or not therein expressly provided, every provision of this Guarantee Agreement relating to the conduct or affecting the liability of or affording protection to the Guarantee Trustee shall be subject to the provisions of Sections 3.01(b) and 3.01(c).

3.02    Certain Rights of Guarantee Trustee.
(a)    Subject to the provisions of Section 3.01:
(i)    the Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;
(ii)    as between the parties hereto, the Guarantee Trustee agrees to accept and act upon instructions or directions pursuant to this Guarantee Agreement sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. In the absence of gross negligence or willful misconduct, the Guarantee Trustee’s understanding of any such instructions or directions as may be given by the Guarantor pursuant to this paragraph shall be deemed controlling. The Guarantee Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Guarantee Trustee’s reliance upon and compliance with such instructions or directions notwithstanding that such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction received by the Guarantee Trustee after it has acted in compliance with the prior unsecured e-mail, facsimile transmission, or direction or instruction provided by other similar unsecured electronic methods. The Guarantor providing electronic instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Guarantee Trustee, including without limitation the risk of the Guarantee Trustee acting on unauthorized instructions or directions, and the risk of interception and misuse of such electronic instructions or direction by third parties;
(iii)    any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officer's Certificate;
(iv)    whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;
(v)    the Guarantee Trustee may consult with counsel of its choice, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on such advice or opinion; such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees; the Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction;
(vi)    the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this Section 3.02(a)(v) shall be taken to relieve the Guarantee Trustee of its obligation under the last sentence of Section 3.01(b) to exercise the rights and powers vested in it by this Guarantee Agreement;
(vii)    the Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;
(viii)    the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
(ix)    whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (1) may request instructions from the Holders of a majority in aggregate principal amount of outstanding Guaranteed Securities of any one or more series to which such instruction relates, (2) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (3) shall be protected in relying on or acting in accordance with such instructions;
(x)    the Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any tax or securities form) (or any rerecording, refiling or re-registration thereof);

(xi)    the Guarantee Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee Agreement;
(xii)    in no event shall the Guarantee Trustee be responsible or liable for consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Guarantee Trustee has been advised of the likelihood of such loss or damage and regardless of the form of proceeding brought against the Guarantee Trustee; and
(xiii)    in no event shall the Guarantee Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Guarantee Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to (1) resume performance as soon as practicable under the circumstances; and (2) maintain its computer (hardware and software) services in good working order.
(b)    No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.
3.03    Not Responsible for Recitals of Guarantee Agreement.
The recitals contained in this Guarantee Agreement shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee Agreement except that it is duly authorized and qualified to enter into and perform its responsibilities under this Guarantee Agreement.

ARTICLE IV
GUARANTEE TRUSTEE

4.01    Guarantee Trustee; Eligibility.
(a)    There shall at all times be a Guarantee Trustee which shall:
(i)    not be an Affiliate of the Guarantor; and
(ii)    be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
(b)    If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.03(c).
(c)    If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.
4.02    Compensation and Reimbursement. The Guarantor agrees:
(a)    to pay the Guarantee Trustee from time to time such compensation as the Guarantor and the Guarantee Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
(b)    except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Guarantee Trustee in accordance with the provisions of this Guarantee Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent that any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

(c)    to indemnify the Guarantee Trustee and hold it harmless from and against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance of the trust or trusts hereunder or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith.
As security for the performance of the obligations of the Guarantor under this Section, the Guarantee Trustee shall have a lien prior to that of the Guaranteed Securities upon all property and funds held or collected by the Guarantee Trustee as such other than property and funds held in trust for the payment of principal, premium (if any) or interest on particular obligations of the Guarantor under this Guarantee Agreement. “Guarantee Trustee” for purposes of this Section 4.02 shall include any predecessor Guarantee Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Guarantee Trustee hereunder shall not affect the rights of any other Guarantee Trustee hereunder.
The provisions of this Section shall survive the termination of this Guarantee Agreement.
4.03    Appointment, Removal and Resignation of Guarantee Trustee.
(a)    Subject to Section 4.03(b), unless an Event of Default shall have occurred and be continuing, the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.
(b)    The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.
(c)    The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.
(d)    If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.03 within 30 days after delivery to the Guarantor of an instrument of resignation or removal, the Guarantee Trustee resigning or being removed may, at the expense of the Guarantor, petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

(e)    The Guarantor shall give notice of each resignation and each removal of the Guarantee Trustee and each appointment of a successor Guarantee Trustee to all Holders in the manner provided in Section 6.05 hereof. Each notice shall include the name of the successor Guarantee Trustee and the address of its Corporate Trust Office.
(f)    No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.
ARTICLE V
GUARANTEE

5.01    Guarantee. The Guarantor hereby absolutely and unconditionally guarantees to the Indenture Trustee, prompt and full payment, when and as the same may become due and payable, whether upon acceleration, redemption or stated maturity, according to their terms and the terms of the Indenture and any indenture supplement, Officer’s Certificate or Board Resolution, of the principal, interest and premium, if any, due on each of the Guaranteed Securities outstanding at any time, but only in the case of a failure of the Issuer to pay or provide for punctual payment of any such amounts on or before the expiration of any applicable grace periods. The Guarantor hereby agrees that its obligations under this Guarantee Agreement constitute a guarantee of payment when due and not of collection.
5.02    Waiver and Payments. The Guarantor hereby waives demand of payment, presentment, protest and notice of protest, non-payment, default or dishonor on any and all of the Guaranteed Securities. Payments by the Guarantor to the Indenture Trustee for the account of the Holders pursuant to this Guarantee Agreement shall be made at the main corporate trust office of the Indenture Trustee, which as of the date hereof is located at 101 Barclay Street, New York, New York 10286, in lawful money of the United States of America.
5.03    Absolute and Unconditional. The Guarantor hereby agrees that its obligations hereunder shall be absolute and shall be complete and binding. This Guarantee Agreement contains the full agreement of the Guarantor and is not subject to any oral conditions.
The Guarantor agrees that the obligations of the Guarantor set forth in this Guarantee Agreement shall not be subject to any counterclaim, set off, deduction, recoupment, or suspension, or released, discharged or in any way affected or impaired by, any circumstances or conditions whatsoever, including, without limitation, any invalidity, irregularity or unenforceability of any Guaranteed Securities or the Indenture, any failure to enforce the provisions of such Guaranteed Securities or the Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holders of such Guaranteed Securities or the Indenture Trustee or any other circumstances or condition which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

The obligations of the Guarantor set forth herein constitute the full recourse obligations of the Guarantor enforceable against it to the full extent of all its assets and properties. Without limiting the generality of the foregoing, the Guarantor agrees that (a) repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Issuer shall default under or fail to make payments when due under the Indenture and that, notwithstanding the recovery hereunder for or in respect of any given default or failure to so comply by the Issuer under the Indenture, this Guarantee Agreement shall remain in force and effect and shall apply to each and every subsequent default, and (b) in the event that any payment guaranteed hereunder is made by the Issuer, and thereafter all or any part of such payment is recovered from the Guarantee Trustee, the Indenture Trustee or any Holder of Guaranteed Securities upon the insolvency, bankruptcy or reorganization of the Issuer, the liability of the Guarantor hereunder with respect to such payment so paid and recovered shall continue and remain in full force and effect as if, to the extent of such recovery, such payment had not been made.
If (x) an event permitting a declaration of acceleration under Section 802 of the Indenture shall at any time have occurred and be continuing, (y) the Holders of not less than 33% in principal amount of all outstanding Guaranteed Securities, or not less than 33% in principal amount of all outstanding Guaranteed Securities of the series to which the Event of Default relates, as applicable, have made, or have attempted to make, such a declaration of acceleration, and (z) such declaration of acceleration, or any consequences thereof provided in the Indenture, shall at any time be prevented by reason of the pendency against the Issuer of a case or proceeding under any bankruptcy or insolvency law, the Guarantor agrees that, solely for purposes of this Guarantee Agreement and its obligations hereunder, such declaration of acceleration shall be deemed to have been made, with all the attendant consequences as provided in the Indenture as if declaration of acceleration and the consequences thereof had been accomplished in accordance with the terms of the Indenture.
5.04    Waiver of Notice. The Guarantor hereby expressly waives notice from the Indenture Trustee of its acceptance and reliance on this Guarantee Agreement.
5.05    Duration. The obligations hereunder shall be continuing and irrevocable until the date upon which all of the outstanding Guaranteed Securities have been, or have been deemed pursuant to the provisions of Article Seven of the Indenture to have been, fully paid and performed.
If, in accordance with the last paragraph of Section 701 of the Indenture, any Guaranteed Securities are retroactively deemed not to have been paid, and any satisfaction of the Issuer's indebtedness in respect thereof is retroactively deemed not to have been effected, the obligations of the Guarantor hereunder shall be deemed retroactively not to have been terminated or discharged.
5.06    Certain Rights, Remedies and Powers of Guaranteed Persons. The Guarantee Trustee, the Indenture Trustee and the Holders of Guaranteed Securities shall have all of the rights and remedies available under applicable law and may proceed by appropriate court action to enforce the terms hereof and to recover damages for the breach hereof. Each and every remedy of each such Person shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy now or hereafter existing at law or in equity. At the option of any such Person, the Guarantor may be joined in any action or proceeding commenced by such Person against the Issuer in respect of any obligations under this Guarantee Agreement, and recovery may be had against the Guarantor in such action or proceeding or in any independent action or proceeding against the Guarantor, without any requirement that any remedy or claim against the Issuer be first asserted, prosecuted or exhausted.
5.07    Delays. No failure, omission or delay on the part of the Guarantee Trustee or the Indenture Trustee in exercising any of their respective rights hereunder or in taking any action to collect or enforce payment of any obligation to which this Guarantee Agreement applies, against the Issuer, shall operate as a waiver of any such right or in any manner prejudice the rights of the Guarantee Trustee or the Indenture Trustee against the Guarantor.
5.08    Covenants of the Guarantor.
(a)    The Guarantor will not, and will not permit any Subsidiary Guarantor to, create or permit to exist any Lien upon any property or assets, including Equity Interests issued by the Issuer or any Subsidiary Guarantor, in order to secure any Indebtedness of the Guarantor, the Issuer or such Subsidiary Guarantor without providing for the Guaranteed Securities to be equally and ratably secured with (or prior to) any and all such Indebtedness and any other Indebtedness similarly entitled to be equally and ratably secured, for so long as such Indebtedness is so secured; provided, however, that this restriction will not apply to, or prevent the creation or existence of:
(i)    purchase money liens or purchase money security interests upon or in any property acquired by the Guarantor, the Issuer or such Subsidiary Guarantor in the ordinary course of business to secure the purchase price or construction cost of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property or construction of improvements on such property;
(ii)    Liens existing on property acquired by the Guarantor, the Issuer or such Subsidiary Guarantor at the time of its acquisition, provided that such Liens were not created in contemplation of such acquisition and do not extend to any assets other than the property so acquired;
(iii)    Liens securing Funded Debt recourse for which is limited to specific assets of the Guarantor, the Issuer or such Subsidiary Guarantor created for the purpose of financing the acquisition, improvement or construction of the property subject to such Liens;
(iv)    the replacement, extension or renewal of any Lien permitted by clauses (i) through (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in the direct or indirect obligor) of the Indebtedness secured thereby;
(v)    Liens upon or with respect to margin stock;
(vi)    to the extent constituting Liens on Indebtedness, the rights of the parties to the Cash Sweep and Credit Support Agreement and the Management Services Agreement to borrow cash from the Guarantor or any Subsidiary;
(vii)    Liens securing Funded Debt of the Issuer or such Subsidiary Guarantor (including Indebtedness pursuant to the Existing Credit Agreement and the Existing Term Loan Agreements (including any secured Hedging Obligations)) that ranks no more senior in right of payment (irrespective of such Liens) than pari passu with the Guaranteed Securities; provided that as of the date of incurrence of any such Funded Debt, and after giving effect thereto, the aggregate principal amount of all Funded Debt of the Issuer or such Subsidiary Guarantor then outstanding that is secured by Liens granted by the Issuer and the Subsidiary Guarantors or any of them shall not exceed the greater of (a) $1,000,000,000 and (b) the amount that would cause the OpCo Secured Leverage Ratio to exceed 4.0:1.0; and
(viii)    any other Liens (other than Liens described in clauses (i) through (vii) above, if the aggregate principal amount of the indebtedness secured by all such Liens and security interests (without duplication) does not exceed in the aggregate $10,000,000 at any one time outstanding;
provided that (x) the aggregate principal amount of the indebtedness secured by the Liens described in clauses (i) through (iii) above, inclusive, shall not exceed the greater of the aggregate fair value, the aggregate purchase price or the aggregate construction cost, as the case may be, of all properties subject to such Liens and (y) in no event shall the Issuer or any of its Subsidiaries create or permit to exist any Lien on the Equity Interests of NextEra Canadian Holdings.
For the purposes hereof, "OpCo Secured Leverage Ratio" means, as of any date of determination, the ratio of (a) OpCo Funded Debt that is secured by Liens granted by the Issuer and the Subsidiary Guarantors, or any of them, to (b) the NEP OpCo Adjusted Covenant Cash Flow. Notwithstanding anything herein to the contrary, when calculating the OpCo Secured Leverage Ratio, the Swap Termination Value of all Swap Contracts of the Issuer and the Subsidiary Guarantors then outstanding shall be excluded from the calculation of OpCo Funded Debt.
(b)    With respect to any Guaranteed Securities, the Guarantor covenants and agrees to comply with any provision in the Indenture requiring the Guarantor to take or refrain from taking actions that are specifically contemplated to be observed or performed by the Guarantor, including, without limitation, Section 1102 of the Indenture, which provisions are hereby incorporated by reference herein.

5.09    Release of Guarantee Agreement. With respect to any series of Guaranteed Securities, this Guarantee Agreement and all obligations of the Guarantor hereunder shall be released automatically and without any further action:
(a)    upon repayment in full of such series of Guaranteed Securities;
(b)    upon defeasance or satisfaction and discharge of such series of Guaranteed Securities as provided in Article Seven of the Indenture; or
(c)    upon the prior consent of Holders of at least two-thirds in aggregate principal amount of such series of Guaranteed Securities then Outstanding.
ARTICLE VI
MISCELLANEOUS

6.01    Amendments. This Guarantee Agreement may only be amended by an instrument in writing duly executed by the Guarantor and the Guarantee Trustee. Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior written approval of the Holders of a majority in aggregate principal amount of outstanding Guaranteed Securities; provided that (a) no such amendment shall be inconsistent with Article TWELVE of the Indenture with respect to the Guaranteed Securities or this Guarantee Agreement and (b) the right of any Holder to receive payment under this Guarantee Agreement on the due date of the Guaranteed Securities held by such Holder, or to institute suit for the enforcement of such payment on or after such due date, shall not be impaired or affected without the consent of such Holder.
6.02    Waiver of Subrogation. The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guarantee Agreement until all of the Obligations in respect of the Guaranteed Securities and any amounts payable under this Guarantee Agreement have been indefeasibly paid and performed in full.
6.03    Usurious Interest. It is not the intention of the Guarantee Trustee nor the Guarantor to obligate the Guarantor to pay interest in excess of that legally permitted to be paid by the Guarantor under applicable law and should it be determined that the Guarantor is required to pay usurious interest on any Guaranteed Security, the obligations of the Guarantor shall be limited to paying the maximum rate permitted under said applicable law. This provision shall not limit in any respect, other than the payment of such interest as may be usurious, the obligation of the Guarantor to pay the principal amount due plus other amounts due on the Guaranteed Securities.
6.04    Successors and Assigns. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Guaranteed Securities then outstanding;

provided, however, that, the obligations of the Guarantor under this Guarantee Agreement may not be assigned or otherwise transferred without the prior written consent of the Guarantee Trustee and the Indenture Trustee (acting at the direction of the Holders of a majority of the aggregate principal amount of Guaranteed Securities) except pursuant to any merger, consolidation, conveyance or other transfer that would not constitute an Event of Default under, and as defined in, the Indenture, in which case no such prior written consent shall be required.
6.05    Notices. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:
(a)    if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Guarantee Trustee and the Holders of the Guaranteed Securities:

Attention:
(b)    if given to the Issuer, at the Issuer's address set forth below or such other address as the Issuer may give notice of to the Guarantee Trustee and the Holders: :

NextEra Energy Operating Partners, LP 700 Universe Boulevard Juno Beach, Florida 33408 Facsimile No: (561) 694-3707 Attention: Treasurer
(c)    if given to the Guarantee Trustee, to the address set forth below or such other address as the Guarantee Trustee may give notice of to the Guarantor and the Holders of the Guaranteed Securities:

The Bank of New York Mellon 101 Barclay Street New York, New York 10286 Facsimile No: (212) 815-5915 Attention: Corporate Trust Administration
(d)    if given to the Indenture Trustee, to the address set forth below or such other address as the Indenture Trustee may give notice of to the Guarantor and the Holders of the Guaranteed Securities:

The Bank of New York Mellon 101 Barclay Street New York, New York 10286 Facsimile No: (212) 815-5915 Attention: Corporate Trust Administration
(e)    if given to any Holder, at the address set forth on the books and records of the Issuer.
All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.
6.06    Benefit. This Guarantee Agreement is solely for the benefit of the Indenture Trustee and the Guarantee Trustee for the benefit of the Holders and, subject to Section 3.01(a), is not separately transferable from the Guaranteed Securities.
6.07    No Fraudulent Conveyance. The Guarantor confirms that it is its intention that the guarantee contained in Article V not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy, insolvency or similar Law, the Uniform Fraudulent Conveyance Act or any similar federal or state Law. To effectuate the foregoing intention, the Guarantor hereby irrevocably agrees that its obligations hereunder shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of the Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to applicable law, result in its obligations hereunder in such maximum amount not constituting a fraudulent transfer or conveyance.
6.08    Governing Law. This Guarantee Agreement shall be governed by and construed in accordance with the laws of the State of New York.
6.09    Separability. Wherever possible, each provision of this Guarantee Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guarantee Agreement.
6.10    WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR AND THE GUARANTEE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.

6.11    Counterpart Originals. This Guarantee Agreement may be executed in any number of counterparts (which may be delivered by any standard form of telecommunication), each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
This instrument may be executed in any number of counterparts (which may be delivered by any standard form of telecommunication), each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THIS GUARANTEE AGREEMENT is executed, in New York, New York, as of the day and year first above written.

[ ], As Guarantor By: Name: Title:

The Bank of New York Mellon, As Guarantee Trustee By: Name: Title: